PLAN AND AGREEMENT TO EXCHANGE STOCK

                                  BY AND AMONG

                            THE CATAPULT GROUP, INC.,

                           THE CATAPULT SHAREHOLDERS,

                                       and

                               ENVIROMETRICS, INC.

                             Dated February 16, 2000

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THIS PLAN AND  AGREEMENT TO EXCHANGE  STOCK (the  "Agreement')  is made and entered into this ____ day of February, 2000, by and among (i) The Catapult Group, Inc., a Georgia corporation ("Catapult") with its principal place of business in Norcross, GA; (ii) the shareholders of Catapult, all of whom are listed on Schedule 1 attached hereto (collectively, the "Catapult Shareholders"); and (iii) Envirometrics, Inc., a Delaware corporation ("EVRM") with its principal place of business in Charleston, SC.

Background

     The Catapult Shareholders and EVRM intend to effect a "B" reorganization pursuant to Section 368 of the Code (as hereinafter defined) whereby EVRM will acquire all of the outstanding shares of stock of Catapult from the Catapult Shareholders in exchange solely for newly issued shares of common stock of EVRM. Immediately following the share exchange, EVRM will change its name to The Catapult Group, Inc. and will effect a private placement of equity securities to accredited investors as more fully described in Section 9 of this Agreement. After giving effect to all of the transactions contemplated by this Agreement,
(a) the EVRM Shareholders (as defined below), the Catapult Shareholders and the New Investor(s) (as defined below) will jointly own all of the issued and outstanding shares of EVRM, (b) Catapult will be a wholly-owned subsidiary of EVRM, and (c) EVRM will have effected a name change to The Catapult Group, Inc.

Agreement

     For and in consideration of these premises and the mutual covenants, promises, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EVRM, Catapult and the Catapult Shareholders hereby covenant, promise, agree, represent and warrant as follows:

ARTICLE 1.    DEFINITIONS.

     The capitalized terms listed below are used in this Agreement with the meanings thereafter ascribed:

    "Affiliate" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act, as such rule is in effect on the date hereof.

     "Bankruptcy  Code"  means the  United  States  Bankruptcy  Code,  11 U.S.C.
Section 101, and all future acts supplemental thereto or amendatory thereof.

     "Catapult Common" means the issued and outstanding Common Stock of Catapult.

     "Catapult Shares" means all of the issued and outstanding shares of Catapult which consists of Six Million (6,000,000) shares of the Common Stock of Catapult.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "EVRM Common" means all of the issued and outstanding shares of Common Stock of EVRM, par value $.001.

     "EVRM Preferred" means all of the issued and outstanding Preferred Stock of EVRM, which consists entirely of the Redeemable Preferred Stock of EVRM, par value $.01, having the rights, privileges, and preferences set forth on Exhibit A hereof (the "Certificate of Designation").

    "EVRM  Shares" means all of the issued and  outstanding  shares of the EVRM
Preferred and the EVRM Common immediately prior to the closing of the transactions contemplated by this Agreement.

    "EVRM Shareholders" means all Persons owning EVRM Shares prior to Closing and those Persons, other than the Catapult Shareholders or the New Investor(s) (as defined below), owning EVRM Shares after the Closing.

     "Exchange Act" means the Securities Act of 1934, or any similar Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

     "Fully-Diluted" means the number of shares of Common Stock of either EVRM or Catapult outstanding after giving effect to the exercise of outstanding or committed options and other rights to purchase Common Stock except, in the case of EVRM, for 680,000 Redeemable Common Stock Purchase Warrants described in
Schedule 1.1 hereof.

     "Hold" or "Held" as used herein and pertaining to share ownership shall include ownership of record as well as beneficial ownership.

     "Material" shall mean any condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is material to the business, assets, results of operations, prospects or condition (financial or otherwise) of either EVRM or Catapult. The parties hereby acknowledge and agree the term "material" shall include any obligation, liability, commitment, claim, expenditure or loss contingencies which individually equals or exceeds $10,000.

     "New Investor(s) " means Person(s) purchasing EVRM securities in the private placement referred to in Section 9 of this Agreement.

     "Person"   means   an   individual,   partnership,    corporation,   trust,
unincorporated organization, government, or agency or political subdivision of a government.

     "SEC" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

    "Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

ARTICLE 2.    EXCHANGE AND PURCHASE OF SHARES; CLOSING

         Section 2.1       The EVRM Shares.

     On the terms and subject to the conditions set forth in this Agreement, at the Closing (as such term is defined in Section 2.3 of this Agreement):

     (a) Schedule 2.1 attached hereto contains the names of all Catapult Shareholders holding Catapult Common, the number of shares held by each (set forth opposite such shareholder's name), and the ratio such number bears to the total number of shares of Fully-Diluted Catapult Common. At Closing EVRM shall assign, transfer, and deliver to each Catapult Shareholder a number of shares of EVRM Common which equals such ratio, as it applies to such shareholder, multiplied by Ninety per cent (90%) of the number of shares of Fully-Diluted EVRM Common. No fractional shares shall be issued. The shares constituting the difference between the shares of EVRM Common issued hereunder to the Catapult Shareholders and Ninety per cent (90%) of the number of shares of Fully-Diluted EVRM Common will be held as Treasury Stock and utilized for the purpose of satisfying the exercise of outstanding or committed options and other rights to purchase Catapult Common which have been converted to rights to purchase EVRM Common.

     (b) The EVRM Shareholders of EVRM Common shall retain their shares of EVRM Common which, immediately following the issuance of EVRM Common as set forth in subsection (a) above, shall constitute Ten per cent (10%) of the Fully-Diluted EVRM Common minus such shares as may be necessary to satisfy the exercise of outstanding or committed options and other rights to purchase EVRM Common and these latter shares will be held as Treasury Stock for that purpose.

     (c) Prior to Closing, the exact number of shares of EVRM Common to be issued to each Catapult Shareholder shall be determined and confirmed by the accountants of EVRM and of Catapult and appended to Schedule 2.1, as well as such other information as may be reasonably necessary for the transfer agent of EVRM to issue certificates evidencing the EVRM Common to the Catapult Shareholders at Closing.

         Section 2.2       The Catapult Shares.

     On the terms and subject to the conditions set forth in this Agreement, at the Closing (as such term is described in Section 2.3 of this Agreement), each Catapult Shareholders shall assign, transfer, and deliver to EVRM a certificate(s) evidencing all of the Catapult Shares held by such shareholder. The certificates representing the Catapult Shares shall be duly endorsed, or accompanied by stock transfer powers duly endorsed, with the signature of the Catapult Shareholder thereon guaranteed by a bank, trust company, or member of the New York Stock Exchange, and otherwise in a form suitable for transfer on the stock transfer books of Catapult.

         Section 2.3       The Closing.

     The "Closing" shall mean the consummation of the exchange of EVRM Shares and the Catapult Shares, as set forth in Sections 2.1 and 2.2 above, as well as the consummation of any other transactions which are contemplated by this Agreement to occur at Closing. Closing shall take place no later April 3, 2000 or within Five (5) days following the date upon which all of the conditions precedent contained in Articles 8 and 9 of this Agreement have occurred, at 10:00 a.m., local time, at 3475 Lenox Rd. NE, Suite 995, Atlanta, GA 30326, or at such other time and place as the parties may agree in writing. The date the Closing actually occurs is the "Closing Date."

         Section 2.4       Name Change.

     Immediately after the Closing, EVRM shall file an amendment to its Certificate of Incorporation and take all other actions necessary to effect a name change of EVRM from "Envirometrics, Inc." to "The Catapult Group, Inc."

ARTICLE 3.    REPRESENTATIONS AND WARRANTIES OF EVRM.

     EVRM represents and warrants to Catapult and the Catapult Shareholders (which representations and warranties shall be valid and binding as of the time of Closing) as follows:

         Section 3.1       Due Organization; Good Standing.

     EVRM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. EVRM has the power and authority to own, lease and operate its properties and to conduct its business in each location where EVRM owns, leases or operates its property and conducts business as such business is now being conducted by EVRM. EVRM is duly qualified and is in good standing as a foreign corporation in each of the jurisdictions in which the nature of the property or assets owned by EVRM or the nature of the operations or business conducted by EVRM requires such qualification. Complete and correct copies of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of EVRM, as certified by the Secretary of State of Delaware and the Secretary of EVRM, respectively, are attached hereto as Schedule 3.1, and no changes will be made therein prior to Closing except such change(s) as may be necessary to effectuate the terms hereof.

         Section 3.2       Authorized Capital of EVRM.

     The authorized capital of EVRM consists of (i) Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock, Three Hundred Fifty-three
Thousand Five Hundred Eighteen (353,518) shares of which are issued and outstanding, fully paid and nonassessable and (ii) Ten Million (10,000,000) shares of Common Stock, Three Million Six Hundred Forty Thousand Eight Hundred Eighty (3,640,880) shares of which are validly issued and outstanding, fully paid and nonassessable. The relative rights, powers, preferences, qualifications, limitations, and restrictions in respect of each class of authorized capital stock of EVRM are as set forth in the Certificate of Incorporation, attached as Schedule 3.1 and the Certificate of Designation, and all such rights, powers, preferences, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or as set forth in
Schedule 3.2, (a) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of EVRM is authorized or outstanding, and (b) there is no commitment by EVRM to (i) issue any equity securities of EVRM, including without limitation, EVRM Common and EVRM Preferred, or any subscriptions, warrants, options, convertible securities, or other rights to purchase or acquire equity securities of EVRM or securities convertible into or exchangeable for equity securities of EVRM or (ii) distribute to holders of EVRM Common, EVRM Preferred, or any other equity securities of EVRM, any evidence of indebtedness, or any assets of EVRM. Except as set forth in Schedule 3.2 or the Certificate of Incorporation, as amended, EVRM has no obligation or right (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule 3.2, there are no voting trusts or agreements nor any preemptive rights relating to any outstanding securities of EVRM (whether or not EVRM is a party thereto). All outstanding securities of EVRM were issued in compliance with all applicable federal and state securities laws.

     Section 3.3 Financial Statements; Absence of Undisclosed Liabilities.

     (a) Attached hereto as Schedule 3.3 are true, correct and complete copies of:

     (i) the audited Consolidated Balance Sheet of EVRM and its subsidiaries dated as of December 31, 1995, and the audited, consolidated statements of income, cash flow and stockholders equity for the year then ended, together with the notes thereto and the report thereon of McGladrey and Pullen, LLP, independent certified public accountants; and (iii) the audited Consolidated Balance Sheets of EVRM and its subsidiaries dated as of December 31, 1996, 1997, 1998 and the audited, consolidated statements of income, cash flow and stockholders equity for the years then ended, together with the notes thereto and the report thereon of Welch, Roberts and Amburn, LLP, Charleston, SC, independent certified public accountants for EVRM; (iv) the unaudited
Consolidated Balance Sheets of EVRM and its subsidiaries dated as of December 31, 1999 and the unaudited, consolidated statements of income, cash flow and stockholders equity for the year then ended.

     Such financial statements and the notes thereto are hereinafter referred to collectively as the "EVRM Financial Statements."

     (b) The EVRM Financial Statements (i) are in accordance with the books and records of EVRM, (ii) present fairly the consolidated financial condition of EVRM and its subsidiaries as of the respective dates indicated and the results of operations for such periods, (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and (iv) reflect adequate reserves for all liabilities and losses. EVRM has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the EVRM Financial Statements or described in Schedule 3.3. EVRM has not received any advice or notification from its independent certified public accountants that EVRM has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the EVRM Financial Statements or the books and records of EVRM, any properties, assets, liabilities, revenues, or expenses. The EVRM Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as set forth in the notes to the EVRM Financial Statements or in Schedule 3.3. The books, records, and accounts of EVRM accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of EVRM. EVRM has not engaged in any transaction, maintained any bank account, or used any of the funds of EVRM, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of EVRM.

     (c) EVRM has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the EVRM Financial Statements, other than:

     (i) liabilities incurred in the ordinary course of business subsequent to the date of the EVRM Financial Statements consistent with past practice, none of which deviate in any material respect from liabilities incurred in prior comparable fiscal periods;

     (ii) obligations under Contracts listed on Schedule 3.3 or incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the EVRM Financial Statements, which liabilities and obligations, individually or in the aggregate, are not material to the financial condition or operating results of EVRM; and

     (iii) the liabilities listed on Schedule 3.3.

         Section 3.4       Taxes.

     Except as set forth on Schedule 3.4, EVRM has filed or obtained filing extensions for all tax returns, federal, state, county, and local, required to be filed by it, and EVRM has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which EVRM is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of EVRM have never been audited by the Internal Revenue Service and no state income or sales tax returns of EVRM have been audited. No deficiency assessment with respect to or proposed adjustment of EVRM's federal, state, county, or local taxes is pending or, to the best of the EVRM's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of EVRM. Neither EVRM nor any of its shareholders has ever filed a consent pertaining to EVRM pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations. Any amounts reserved in the EVRM Financial Statements for taxes are sufficient for the payment of all accrued and unpaid federal, state and local taxes of all types, including interest and penalties thereon of EVRM for or on account of which EVRM is or may become liable in any manner whatsoever for the quarter ending December 31, 1999 and for all prior periods.

         Section 3.5       Conduct of Business.

     (a) Ordinary Course. Since January 1, 1996 the business of EVRM has been operated, and prior to Closing will be operated, only in the ordinary course except for: (a) any transactions contained in Schedule 3.5.1 attached hereto; or
(b) any transactions disclosed in the Form 10-K's and 10-QSB's filed by EVRM since that date (the "EVRM Form10-K's and QSB's").

     (b) No Material  Change.  Since  December 31, 1999,  except as set forth on
Schedule 3.5.2, there has been, and prior to the Closing there will be, no material adverse change, individually or in the aggregate, in EVRM's condition (financial or otherwise) or in EVRM's assets, liabilities or business.

     (c) No Loss or Destruction. There has been, and prior to Closing there will be, no damage, destruction or loss or other events or conditions of any character, or any pending or threatened developments, which individually or in the aggregate, would materially and adversely affect EVRM's condition (financial or otherwise) or EVRM's assets, liabilities or business.

         Section 3.6       Legal Proceedings.

     Except as set forth on Schedule 3.6 attached hereto and incorporated by reference herein, there is, and as of Closing there will be, no action, suit, proceeding or investigation pending or, to the best knowledge of EVRM, threatened, against or affecting EVRM or any of its assets. EVRM is not, and as of Closing will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality. EVRM has, and as of Closing will have, complied in all material respects with all laws, rules, regulations and orders applicable to it and to its business; and it has, and as of the Closing will have, performed in all material respects all of its material obligations and duties to be performed by it to the extent required in accordance with their respective terms; and is not, and as of the Closing will not be, in any material respect in default under or in breach of any material contract, agreement, commitment or other instrument to which it is subject or a party or under which it is bound.

     Section 3.7 Brokers.

     Neither EVRM nor any Affiliate of EVRM has any contract, arrangement or understanding with, or has incurred any obligation or liability to, any broker, finder, investment banker, intermediary or similar agent with respect to this Agreement or the transactions contemplated hereby.

     Section 3.8 SEC Filings.

     Except as set forth of Schedule 3.8, EVRM and each of its officers and directors are current in its or their filings with the SEC including all registration statements, financial statements, applications, reports, schedules, forms, proxy statements, Forms 3 and 4, and all other instruments, documents, and written information (collectively "SEC Filings") required to have been filed by EVRM, its officers and directors under the Securities Act and the Exchange Act. None of the SEC Filings contained, as of its date, any untrue statement of a material fact or omitted, as of its date, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.9 Required Approvals, Proxy and Special Shareholder's Meeting.

     The Board of Directors of EVRM, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery of this Agreement by EVRM, the issuance of shares of EVRM Common and the transactions hereby contemplated, and no action, confirmation or ratification by the shareholders of EVRM or by any other person, entity or governmental authority is required in connection therewith, except:

     (a) the filing of a Definitive Proxy which shall contain the nominees for the Board of Directors of EVRM (one of whom is to be named by EVRM
Shareholders), the proposed Officers of EVRM, and such other items as are necessary and appropriate, and the obtaining of a majority vote of a quorum of EVRM Shareholders at a Special or Annual Meeting of Shareholders to be held prior to or on the date of the Closing which approves the transactions set forth in this Agreement; or,

     (b) the obtaining of the required shareholder approval of these transactions by a written consent of a majority of EVRM Shareholders and appropriate notification to EVRM Shareholders. Except as may be otherwise set forth herein, EVRM has taken all actions required by law, its Certificate of Incorporation, as amended, its Bylaws, as amended, or otherwise, to authorize the execution, delivery and performance of this Agreement, and as of Closing EVRM will have the power and authority to consummate the transactions hereby contemplated, including the issuance, sale, transfer and delivery of the EVRM Shares pursuant to the provisions hereof and to take all other actions required to be taken by it pursuant to the provisions hereof, subject to obtaining prior shareholder approval and except as may be otherwise set forth herein. This Agreement is valid and binding upon EVRM in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of EVRM, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to EVRM.

     Section 3.10 Officers, Directors and Beneficial Owners.

     Attached hereto as Schedule 3.10 is a list of all officers and directors of EVRM and all beneficial owners of more than Five (5%) percent of EVRM Shares known to EVRM, and the number of EVRM Shares owned of record and beneficially by each such Officer and Director of EVRM.

     Section 3.11 No Untrue Statements.

     Neither this Agreement nor any written information, statement, list or certificate furnished or to be furnished to Catapult or the Catapult Shareholders pursuant to this Agreement or in connection with this Agreement or any of the transactions contemplated by this Agreement contains, or as of the Closing will contain, any untrue statement of a material fact or omits, or as of the Closing will omit, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     Section 3.12 Subsidiaries.

     Except as set forth on Schedule 3.12, EVRM does not have any subsidiaries and does not, directly or indirectly, own a controlling interest in any corporation, partnership, joint venture, or other entity.

     Section 3.13 Accounts Receivable; Accounts Payable.

     EVRM's accounts receivable reflected in the December 31, 1999 EVRM Financial Statement, and all accounts receivable arising after the date thereof (collectively, the "Accounts Receivable") were or are bona fide accounts receivable, the full amount of which were or are actually owing to EVRM, and, to the best of its knowledge, those not collected prior to Closing will be fully collectible by EVRM within ninety (90) days of Closing without offset, recoupment, counterclaim, claim or diminution. EVRM's accounts payable reflected on the December 31, 1999 EVRM Financial Statement and all accounts payable arising after the date thereof (collectively, the "Accounts Payable") arose from bona fide transactions in the ordinary course of EVRM's business.

     Section 3.14 Real Property.

     Except as set forth on Schedule 3.14 attached hereto, EVRM does not own any real estate.

     Section 3.15 Leased Real Property.

     Schedule 3.15 contains a true and correct list of each parcel of real property leased by EVRM (the "EVRM Leased Real Property"). Attached to Schedule
3.15 is a true and correct copy of each lease pursuant to which EVRM leases the EVRM Leased Real Property and any amendments, extensions, and renewals thereof (the "EVRM Real Property Leases"). Each EVRM Real Property Lease is in full force and effect and there is no existing default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a default thereunder. Except as described in Schedule 3.15, EVRM's interest in the EVRM Real Property Leases is free and clear of any mortgages and liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof. To the knowledge of EVRM, no lessor under any such lease is in default under any such leases in its duties to the lessee. EVRM has not assigned, transferred, conveyed or otherwise encumbered by way of security interest or otherwise any of the EVRM Real Property Leases. Except as described in Schedule 3.15, the continuation, validity, and effectiveness of each EVRM Real Property Lease will in no way be affected by the consummation of the transactions contemplated by this Agreement.

     Section 3.16 Tangible Personal Property.

     Attached hereto as Schedule 3.16 is a true, correct and complete list of all tangible personal property owned by EVRM or used by EVRM in the conduct of its business, including, but not limited to, all equipment, machinery and fixtures (collectively, the "EVRM Personal Property"), indicating whether it is owned or the manner in which it is otherwise utilized by EVRM. EVRM has exclusive good and merchantable title to all of the EVRM Personal Property owned by it, free and clear of all pledges, claims, liens, restrictions, security interests, charges and other encumbrances except those contained in said
Schedule 3.16. All of the EVRM Personal Property is in good repair and good operating condition, fit for its intended purposes, and is adequate for the continuation of EVRM's business as presently conducted.

     Section 3.17 Contracts.

     (a) Schedule 3.17.1 contains a true and correct list of all contracts, agreements, or understandings, written or oral, by which EVRM receives any right or benefit or undertakes any liability or obligation (the "EVRM Contracts"). EVRM has delivered or has otherwise made available to Catapult a correct and complete copy of each contract or agreement set forth in Schedule 3.17.1. Except as listed on Schedule 3.17.1, EVRM is not a party to any written or oral:

     (ii) agreement, contract, or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, contractor, or agent who performs services for EVRM;

     (ii) agreement, contract, or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products, or services are used by EVRM involving in any one case an amount or value of five thousand dollars ($5,000) or more;

     (iii) lease (relating to real property or personal property) under which EVRM is lessor or lessee;

     (iv) license, franchise, assignment or other agreement of EVRM relating to trademarks, trade names, patents, copyrights and service marks (or applications therefor), unpatented designs or styles, know-how and technical assistance.

     (v) permit relating to the operation of the business of EVRM.

     (vi) agreement for the purchase, sale or lease of goods, materials, supplies, machinery, equipment, capital assets and services having a cost in excess of Ten Thousand ($10,000.00) Dollars in any one instance or in excess of Twenty-Five Thousand ($25,000.00) Dollars in the aggregate.

     (vii) agreement or arrangement with any supplier, distributor, franchisor, dealer, sales agent, broker or representative.

     (viii) agreement or arrangement for the construction, modification or improvement of any building or structure having a cost in excess of Ten Thousand ($10,00.00) Dollars, or any other capital expenditure involving payments in excess of Ten Thousand ($10,000.00) Dollars.

     (ix) agreement or understanding which is material in nature, involves the payment or receipt, in any 12 month period, of more than Ten Thousand ($10,000.00) Dollars or has a term of more than twelve (12) months.

     (x) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person;

     (xi) agreement, contract, or commitment for any charitable or political contribution relating to EVRM's business;

     (xii) agreement, contract, commitment, or outstanding proposal pursuant to which EVRM sells, or proposes to sell, products and services for any amount or value;

     (xiii) agreement, contract, or commitment limiting or restraining EVRM, its business, or any successor thereto from engaging or competing in any manner or in any business;

     (xiv) material agreement, contract, or commitment relating to EVRM's business not made in the ordinary course of business; or

     (xv) any distributor agreement, reseller agreement, franchise agreement, or any other agreement which authorizes EVRM to (A) sell products or services of any other person or entity, or (B) use the trademarks, trade names, or trade styles of any other Person in EVRM's business.

     (b) Schedule 3.17.2 contains a true and correct list of all commitments for capital expenditures that have been approved or made prior to the date of this Agreement by EVRM and that remain outstanding as of the date hereof.

     (c) Except as may be otherwise noted in Schedule 3.17.1, the EVRM Financial Statements or the EVRM Form 10-K's and QSB's, each of the EVRM Contracts was entered into in the ordinary course of business on terms substantially consistent with EVRM's practice prior thereto, is in full force and effect, and there exists no breach or violation of, or default by EVRM under, any of the EVRM Contracts nor, to the knowledge of EVRM by any other party to such Contract, or any event which, with notice or the lapse of time, or both, will create a breach or violation of, or default under by EVRM nor, to the knowledge of EVRM by any other party to such Contract. There is no EVRM Contract that contains any contractual requirement with which there is a reasonable likelihood that EVRM or any other party thereto will be unable to comply. Except as set forth on Schedule 3.17.1, the continuation, validity, and effectiveness of each EVRM Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement.

     (d) Schedule 3.17.3 contains a true and correct list of all customers (ranked by annual revenue) of EVRM, and the annual revenue obtained from each such customer for the year ended December 31, 1999. No customer reflected in
Schedule 3.17.3, whose purchases of products and services are material to EVRM (individually or in the aggregate) has terminated its business relationship nor has suspended nor significantly reduced its purchases of products and services from EVRM from the levels reflected therein, if any, with EVRM; nor does EVRM have knowledge of facts which suggest that such a termination, suspension or significant reduction is likely within the reasonably foreseeable future. Except as indicated on Schedule 3.17.3, there exists no actual or, to the knowledge of EVRM, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any EVRM Contract, which would have a material adverse effect on the business or the condition, financial or otherwise, of EVRM, including without limitation, (i) the business relationship of EVRM with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of EVRM, (ii) the requirements of any customer or related group of customers of EVRM whose purchases individually or in the aggregate are material to the operations and financial condition of EVRM, or (iii) the business relationship of EVRM with any material supplier to EVRM. Except as indicated on Schedule 3.17.3, there is no Contract with any customer, the performance of which by EVRM will result in a loss to EVRM.

     (e) Except as indicated on Schedule 3.17.3,  no customer listed on Schedule
3.17.3 has notified EVRM, nor is EVRM otherwise aware that any customer listed on Schedule 3.17.3 has, or has plans to, reduce the volume of purchases made from EVRM.

     (f) None of the EVRM Contracts is for materials, supplies, equipment, or services in excess of EVRM's normal requirements or as needed for reasonably anticipated needs of its business.

     (g) EVRM has not granted any power of attorney affecting or with respect to any of its business, affairs, or assets, or any combination thereof, that remains outstanding.

     (h) Attached to Schedule 3.17.1 is a true and correct copy (and if oral, a description of material terms) of each EVRM Contract listed on Schedule 3.17.1 and all modifications, amendments, renewals, or extensions thereof.

     (i) Except as reflected in Schedule 3.17.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not terminate, breach, give rise to a right in favor of any other party to an EVRM Contract to terminate such Contract, or constitute an event which with notice, lapse of time or both, constitute an event of default under any Contract.

     Section 3.18 Environmental Matters and OSHA.

     Except as set forth in Schedule 3.18.1:

     (a) EVRM is and has been in compliance with all environmental Laws. EVRM has not received notice of any Environmental Claim filed or threatened against it or against any other person or entity whose liability for any Environmental Claim has been retained or assumed either contractually or by operation of law;

     (b) EVRM has not disposed of, emitted, discharged, handled, stored, transported, used, or released any Hazardous Materials (or arranged for any of the foregoing), or exposed any employee or other individual to any Hazardous Materials or condition so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws;

     (c) No Hazardous Materials are present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by EVRM, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by EVRM so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

     As used herein, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any Person alleging potential liability arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials or any violation, or alleged violation, of any Environmental Law. As used herein, "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment or the protection of human health. As used herein, "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials
(ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, any chemicals used or waste generated as a result of typical office and janitorial activities. Except as set forth in Schedule 3.18.2, EVRM is in compliance with all applicable laws relating to employee health and safety and has complied in the past with all applicable laws relating to employee safety. Except as set forth in Schedule 3.18.2, EVRM has not received any notice that past or present conditions of the assets and properties of EVRM violate any applicable legal requirements or otherwise can be made the basis of any claim, proceeding or investigation, based on OSHA violations or otherwise related to employee health and safety. Except as set forth in Schedule 3.18.2, EVRM is not aware of any potential causes of action which may be asserted against EVRM by third parties, including employees, former employees and customers, arising out of (a) the handling or disposal of Hazardous Materials by EVRM, (b) the violation of OSHA regulations, or (c) violation of other applicable laws relating to employee safety.

     Section 3.19 Insurance.

     Attached hereto as Schedule 3.19.1 is a list of all insurance policies of EVRM setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule
3.19.1 is in full force and effect, is valid and enforceable, and EVRM is not in breach of or in default under any such policy. All policies listed on Schedule
3.19.1 will be outstanding and duly in force at the Closing Date, the premiums payable in respect of such policies have been paid in full, and none of such policies provide for any retrospective premium adjustment or other experience based liability on the part of EVRM. EVRM has not received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the said insurance. EVRM has not since inception (i) been denied or had revoked, canceled or rescinded any policy of insurance, or (ii) self insured against any risk ordinarily insured against by similar businesses. Attached hereto as
Schedule 3.19.2 is a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the said insurance. EVRM has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, and to the best of its knowledge, all insurable risks are adequately covered by insurance except for any exposure occasioned by lack of Directors' and Officers' insurance coverage.

     Section 3.20 Employee Relations and Employee Agreements.

     (a) None of EVRM's employees is represented by a labor organization. No petition for representation has ever been filed with the National Labor Relations Board (the "NLRB") with respect to EVRM's employees. EVRM is not aware of any union organizational activity with respect to EVRM and have no reason to believe that any such activity is being contemplated.

     (b) EVRM is not in violation of applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws, or any other laws of any Government or Governmental Agency relating to employment. Schedule 3.20.2 attached hereto sets forth the status of all investigations, claims, charges, and employment-related suits or controversies which have occurred with respect to EVRM within the last 10 years or which are presently pending or threatened with respect to EVRM under any employment-related law of any Government or Governmental Agency (including common law). EVRM has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters, and each such judgment, decree or agreement is disclosed on Schedule 3.20.2.

     (c) Except as set forth on Schedule 3.20.3, EVRM has not entered into any employment agreement, and all employees can be terminated at will. EVRM has no contractual obligation or special termination or severance arrangement in respect of any employee.

     (d) Except as set forth on Schedule 3.20.4 EVRM has paid all wages due (including all required taxes, insurance and withholding thereon). Schedule
3.20.4 attached hereto sets forth all accrued vacation, sick leave and bonuses (including pro rata accruals for a period of a year) due to employees of EVRM as of the Closing.

     (e) Schedule 3.20.5 attached hereto sets forth each of EVRM's employee's date of hire, position, present salary, amount of bonus paid in the past year, and announced termination date (if any).

     (f) Schedule 3.20.6 contains a true and complete list of all the following agreements or plans of EVRM or any subsidiary of EVRM which, together with EVRM constitutes a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the "EVRM Group") which are presently in effect or which have been in effect at any time (if it may result in a material liability), or, in the case of documents referred to in clause (i) below, have been in effect at any time prior to the date hereof:

     (i) "employee pension benefit plans" and employee benefit plans" as defined in Sections 3(2) and 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA");

     (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, including any employee benefit plan covering any employees of EVRM Group which any member of EVRM Group maintains or to which any member of EVRM Group has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (ii) or (iii) are herein collectively referred to as the "EVRM Plans").

     Included in said Schedule 3.20.6 are true and complete copies of all documents as they may have been amended to the date hereof involving or relating to clauses (i) and (ii) hereinabove, together with all filings, IRS determination letters and financial statements, including but not limited to, the most recent actuarial report for each employee pension benefit plan and IRS Form 5500 for each EVRM Plan for each of the five most recent plan years.

     (g) Except as to those plans identified on Schedule 3.20.7 as tax-qualified EVRM Plans (the "EVRM Qualified Plans"), no member of EVRM Group maintains a tax-qualified employee plan which meets or was intended to meet the requirements of Code Section 401 for the benefit of present or former employees. The Internal Revenue Service has issued favorable determination letters to the effect that each EVRM Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters are in effect. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each EVRM Qualified Plan have been delivered to Catapult. EVRM Qualified Plans have been administered according to their terms, except for those terms which are inconsistent with the changes required by the Tax Reform Act of 1986 and other acts, regulations, and rulings, in which case EVRM Qualified Plans have been administered in accordance with the provisions of those acts, regulations, and rulings in all material respects. No member of EVRM Group or any fiduciary of any EVRM Qualified Plan has done anything that would adversely affect the qualified status of EVRM Qualified Plans or the related trusts. EVRM Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986 and other acts, regulations, and rulings for which amendments are not yet required. Any EVRM Qualified Plan subject to Code Sections 401(k) or 401(m) has been tested for compliance with, and has satisfied the requirements of, Code Sections 401(k)(3), 401(m)(2), or both, as application, for each plan year ending prior to the Closing Date.

     (h) With respect to any EVRM Qualified Plan or any member of EVRM Group, no termination liability to the Pension Benefit Guaranty Corporation ("PBGC") has been or is expected to be incurred or would be incurred if any EVRM Qualified Plan were terminated on the Closing Date. If any EVRM Qualified Plan were terminated on the Closing Date, the present value of all benefit liabilities under EVRM Qualified Plan would not, as of the Closing Date, exceed the then current value of the assets of such EVRM Qualified Plan. No EVRM Qualified Plan has suffered any accumulated funding deficiency within the meaning of ERISA
Section 302 and Code Section 412. EVRM has made all quarterly contributions required under Code Section 412(m) and no conditions exist which would subject the assets of EVRM or Catapult to a lien under Code Section 412(m) or ERISA
Section 4068. No member of EVRM Group has any  outstanding  liability under Code
Section 4971. As of the Closing Date, all contributions required to have been made on or prior to the Closing Date under EVRM Plans will have been made or have been accrued on the Financial Statements and all required premium payments for EVRM Qualified Plans have been made, when due, to PBGC. No event or condition exists with respect to any EVRM Qualified Plan which could be deemed a "reportable event" as defined in ERISA Section 4043, with respect to which the 30-day notice requirement has not been waived and which could result in a liability to Catapult, and no condition exists which would subject Catapult to a fine under ERISA Section 4071. No amendment has occurred to any EVRM Qualified Plan which has required or which would require EVRM Group to provide security under Code Section 401(a)(29).

     (i) No member of EVRM Group has any past, present, or future obligation to contribute to any multiemployer plan as defined in ERISA Section 3(37).

     (j) No member of EVRM Group nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and ERISA Section 3(14), respectively) with respect to EVRM Plans, has engaged in any "prohibited transaction" (as defined in Code Section 4975 or ERISA Section 406). EVRM Group and all other "fiduciaries" (as defined in ERISA Section 3(21)) with respect to EVRM Plans have complied in all respects with the requirements of ERISA Section
404. Neither EVRM Group nor any party in interest or disqualified person with respect to EVRM Plans has taken or omitted any action which could lead to the imposition of an excise tax under the Code or a fine under ERISA against Catapult or EVRM Plans.

     Section 3.21 Patents; Trademarks; Related Contracts.

     Attached hereto as Schedule 3.21 is a true, correct and complete list of all of EVRM's intangible personal property, including but not limited to, patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations (the "Proprietary Rights"). All of EVRM's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. EVRM has not infringed upon and is not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

     Section 3.22 Availability of Books and Records.

     EVRM will make available to Catapult for inspection and its due diligence hereunder during business hours all of its tax, accounting, corporate and financial books and records as well as its personnel and employment and other records of any nature which are pertinent to this Agreement. Such books and records pertaining to EVRM's business are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for EVRM's financial condition and results of operations as set forth in EVRM Financial Statements. EVRM has consistently used the fiscal year ending December 31 as its taxable year and has consistently used the accrual method as its method of accounting for tax purposes.

     Section 3.23 Bank Accounts, Credit Cards.

     Schedule 3.23 contains a true, correct and complete list of each bank, savings and loan association, brokerage house or other financial institution with which EVRM has an account, line of credit, safe deposit box, or other relationship, the account numbers thereof, and the names of all persons authorized to withdraw funds or other property from, or otherwise act in connection therewith. Schedule 3.23 contains a true, correct, and complete listing of the name, business address, and residence address of each person who has a credit card which is billed to EVRM. Except as set forth on Schedule 3.23, EVRM has no bank account, brokerage account, line of credit, safe deposit box, or credit card account.

     Section 3.24 Absence of Certain Changes or Events.

     Except  as  permitted  or  required  by this  Agreement  or as set forth in
Schedule 3.24 or elsewhere herein, since December 31, 1999, the business of EVRM has been conducted in the ordinary course consistent with past practices and there has not been any material transaction or occurrence in which EVRM has:

     (a) incurred any indebtedness, obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of its business, none of which was entered into for inadequate consideration and none of which exceeds $10,000.00 in amount;

     (b) discharged or satisfied any claim, security interest, lien or encumbrance or paid any indebtedness, obligation or liability (contingent or otherwise), except (i) current liabilities, (ii) scheduled payments pursuant to obligations under contracts, agreements or leases listed in this Agreement, or
(iii) in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the EVRM Financial Statements or incurred since such date in the ordinary course of business consistent with past practice;

     (c) permitted, allowed or suffered any of its assets or properties to be subjected to any mortgage, pledge, lien, charge, restriction, security interest or other encumbrance of any kind;

     (d) sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of its assets or properties;

     (e) acquired or leased any assets or property of any other Person;

     (f) canceled or compromised any debt or claim;

     (g) waived or released any rights or claims;

     (h) granted, or made any contract, agreement, promise or commitment to grant, or otherwise incurred any obligation for any increase in, any wage, salary or employee benefit, or entered into any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other Person, except in accordance with and in amounts not greater than provided for in written agreements between EVRM and employees of EVRM entered into prior to December 31, 1999 (copies of which shall be furnished to Catapult) and except for merit raises to hourly employees in the ordinary course of business consistent with past practice;

     (i) entered into any collective bargaining or labor agreement (oral or written), made any commitment or incurred any liability to any labor organization, or experienced any slowdown, work interruption, strike or work stoppage;

     (j) made any capital expenditure in excess of Ten Thousand ($10,000.00) Dollars or entered into any commitment therefor;

     (k) suffered any casualty loss or damage in excess of $5,000 in the aggregate, whether or not such loss or damage is or was covered by insurance;

     (l) changed the nature of its business or its method of accounting or accounting principle, practice or policy;

     (m) other than in the ordinary course of business, entered into any transaction, contract or commitment;

     (n) terminated or modified, or agreed to the termination or modification of, any Service Contract, Participation Agreement or any of the Commitments;

     (o) suffered a loss of any supplier or suppliers, which loss (individually or in the aggregate) has had, or may have, an adverse effect on its financial condition, results of operations, business or prospects;

     (p) suffered any material adverse change in its business, operations, condition (financial or otherwise), liabilities, assets, earnings, or prospects of the Business nor, to EVRM's knowledge, has there been any event which has had or may reasonably be expected to have a material adverse effect on the Business;

     (q) transferred or granted any rights with respect to, or disposed of or permitted to lapse any right to the use of any software, patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or disposed of or disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

     (r) incurred any long term indebtedness;

     (s) paid, loaned, distributed (by dividend or otherwise), or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with (i) any Shareholder, officer, employee, or director of EVRM, (ii) any corporation or partnership in which any Affiliate is an officer, director, or holder directly or indirectly of five percent (5%) or more of the outstanding equity or debt securities, or (iii) any person controlling, controlled by, or under common control with any such partner, Shareholder, officer, director, or Affiliate except for compensation not exceeding the rate of compensation in effect at December 31, 1999, and for routine travel advances to officers and employees;

     (t) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $1,000 in the aggregate;

     (u) taken any other action neither in the ordinary course of business and consistent with past practice nor provided for in this Agreement;

     (v) increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice; or

     (w) written down or written up the value of any inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any Accounts Receivable or any portion thereof, except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which is material in amount.

     Section 3.25 Related Party Transactions.

     Except for what is shown on Schedule 3.25 attached hereto and in the EVRM Form 10-K's and QSB's, there are not and have been no, indebtedness, obligations, agreements, undertakings, liabilities or commitments (contingent or otherwise) of EVRM since 1995 to or from any past or present officer, director, member, shareholder or any Person related to, controlling, controlled by or under common control with any of the foregoing. All such indebtedness, obligations, agreements, undertakings, liabilities or commitments currently outstanding or currently in effect are listed on Schedule 3.25.

     Section 3.26 Adverse Conditions.

     EVRM has no knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of EVRM or prevent EVRM from carrying on its business other than may be disclosed elsewhere in this Agreement.

     Section 3.27 Annual Reports.

     EVRM has filed all of its 10-KSB Annual Reports required to be filed through December 31, 1999.

     Section 3.28 Correctness of Representations.

     No representation or warranty of EVRM in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of fact or omits, or on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. All copies of mortgages, indentures, notes, leases, agreements, plans, EVRM contracts and other instruments listed on or referred to in the Schedules delivered or furnished to EVRM pursuant to this Agreement are true copies thereof.

     Section 3.29 Investment Intent.

     EVRM represents and warrants to Catapult and the Catapult Shareholders that EVRM is acquiring the Catapult Shares (the "Acquired Shares") under this Agreement for investment only and for its own account and not as nominee or agent; nor are the said shares being acquired with a view to their offer for resale, distribution or transfer of any part thereof nor with any present intention of selling, granting any participation in, or otherwise distributing the same; nor are they being purchased for subdivision or fractionalization thereof. By executing this Agreement, EVRM represents:

     (a) That EVRM has no contract, undertaking, agreement or arrangement with any Person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) any of the Acquired Shares, and that EVRM has no present plan or intention to enter into any such contract, undertaking, agreement or arrangement.

     (b) That EVRM covenants and agrees that none of the Acquired Shares shall be sold, assigned or otherwise transferred other than in transactions which are not in violation of the Securities Act and applicable state securities laws. Each stock certificate of the Acquired Shares shall bear the following legend, unless such legend may be removed in accordance with its terms:

     THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS (THE "STATE LAWS"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE STATE LAWS AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE LAWS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

     Section 3.30. Litigation. Schedule 3.30 sets forth each instance in which EVRM or any of its officers or directors (a) is the subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (b) is a party to or, to the knowledge of EVRM, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing or investigation of in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

     Section 3.31. Licenses, Permits and Approvals. Schedule 3.31 lists all governmental and regulatory licenses, permits and approvals necessary to conduct EVRM's business. All such licenses, permits and approvals are in full force and effect. There are no violations by EVRM of, or any claims, or proceedings pending or to the knowledge or EVRM threatened, challenging the validity of or seeking to discontinue, any such licenses, permits or approvals.

     ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF CATAPULT AND THE CATAPULT SHAREHOLDERS

     Catapult represents and warrants, and the Catapult Shareholders represent and warrant to the best of their knowledge, to EVRM (which representations and warranties shall be valid and binding as of the time of Closing) as follows:

     Section 4.1 Due Organization; Good Standing.

     Catapult is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Catapult has the power and authority to own, lease and operate its properties and to conduct its business in each location where Catapult owns, leases or operates its property and conducts business, as such business is now being conducted by Catapult. Catapult is duly qualified and is in good standing as a foreign corporation in each of the jurisdictions in which the nature of the property or assets owned by Catapult or the nature of the operations or business conducted by Catapult requires such qualification. Complete and correct copies of the Articles of Incorporation, as amended, and the Bylaws, as amended, of Catapult, as certified by the Secretary of State of Georgia and the Secretary of Catapult, respectively, are attached hereto collectively as Schedule 4.1.

     Section 4.2 Authorized Capital of Catapult.

     The authorized capital of Catapult consists of Nine Million (9,000,000) shares of Common Stock, Six Million (6,000,000) shares of which are validly issued and outstanding, fully paid and nonassessable and One Million (1,000,000) Shares of Preferred Stock. The relative rights, powers, preferences, qualifications, limitations, and restrictions in respect of each class of authorized capital stock of Catapult are as set forth in the Articles of Incorporation, attached as Schedule 4.2 and all such rights, powers, preferences, qualifications, limitations, and restrictions are valid, binding, and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or as set forth in Schedule 4.2, (a) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of Catapult is authorized or outstanding, and (b) there is no commitment by Catapult to (i) issue any equity securities of Catapult, or any subscriptions, warrants, options, convertible securities, or other rights to purchase or acquire equity securities of Catapult or securities convertible into or exchangeable for equity securities of Catapult or (ii) distribute to Catapult Shareholders or other Persons any equity securities of Catapult, any evidence of indebtedness, or any assets of Catapult. Except as set forth in the Certificate of Incorporation, Catapult has no obligation or right (contingent or other) to purchase, redeem, or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in Schedule 4.2, there are no voting trusts or agreements, nor are there any preemptive rights relating to any outstanding securities of Catapult (whether or not Catapult is a party thereto). All outstanding securities of Catapult were issued in compliance with all applicable federal and state securities laws.

     Section 4.3 Financial Statements; Undisclosed Liabilities.

     (a) Attached hereto as Schedule 4.3 are the unaudited financial statements of the Catapult since its inception through December 31, 1999 with the related notes thereto and reports thereon of independent certified public accountants (the "Catapult Financial Statements").

     (b) The Catapult Financial Statements (i) are in accordance with the books and records of Catapult, (ii) present fairly the financial condition of Catapult as of the respective dates indicated and the results of operations for such periods, (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and
(iv) reflect adequate reserves for all liabilities and losses. Catapult has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Catapult Financial Statements or described in Schedule 4.3 Catapult has not received any advice or notification from its independent certified public accountants that Catapult has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Catapult Financial Statements or the books and records of Catapult, any properties, assets, liabilities, revenues, or expenses. The Catapult Financial Statements do not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as set forth in the notes to the Catapult Financial Statements or on Schedule 4.3. The books, records, and accounts of Catapult accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of Catapult. Catapult has not engaged in any transaction, maintained any bank account, or used any of the funds of Catapult, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Catapult.

     (c) Catapult has no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Catapult Financial Statements, other than:

     (i) liabilities incurred in the ordinary course of business subsequent to the date of the Catapult Financial Statements consistent with past practice, none of which deviate in any material respect from liabilities incurred in prior comparable fiscal periods;

     (ii) obligations under Contracts listed on Schedule 4.3 or incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Catapult Financial Statements, which liabilities and obligations, individually or in the aggregate, are not material to the financial condition or operating results of Catapult; and

     (iii) the liabilities listed on Schedule4.3.

     (d) The Catapult Financial Statements shall, prior to the Closing, be audited by the firm of independent certified public accountants of Catapult, which audits (i) will fairly present the financial position of Catapult as of their respective dates and be prepared in accordance with generally accepted accounting principles consistently applied, and (ii) contain no material deviation from the Catapult Financial Statements. The said audits will be forwarded to EVRM upon their receipt by Catapult.

     Section 4.4 Taxes.

     Except as set forth on Schedule 4.4, Catapult has filed or obtained filing extensions for all tax returns, federal, state, county, and local, required to be filed by it, and Catapult has paid or established adequate reserves (in accordance with generally accepted accounting principles) for the payment of all taxes shown to be due by such returns as well as all other taxes, assessments, and governmental charges which have become due or payable, including, without limitation, all taxes which Catapult is obligated to withhold from amounts owing to employees, creditors, and third parties. The federal income tax returns of Catapult have never been audited by the Internal Revenue Service and no state income or sales tax returns of Catapult have been audited. No deficiency assessment with respect to or proposed adjustment of Catapult's federal, state, county, or local taxes is pending or, to the best of the Catapult's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority, outstanding against the assets, properties, or business of Catapult. Neither Catapult nor any of its shareholders has ever filed a consent pursuant to Section 341(f) of the IRC (as hereinafter defined), relating to collapsible corporations. Any amounts reserved in the Catapult Financial Statements for taxes are sufficient for the payment of all accrued and unpaid federal, state and local taxes of all types, including interest and penalties thereon of Catapult for or on account of which Catapult is or may become liable in any manner whatsoever for the quarter ending December 31, 1999 and for all prior periods.

     Section 4.5 Conduct of Business. Since its inception:

     (a) Ordinary Course. The business of Catapult has been operated, and prior to the Closing will be operated, only in the ordinary course.

     (b) No Material  Change.  Since  December 31, 1999,  except as set forth on
Schedule 4.5, there has been, and prior to the Closing there will be, no material adverse change, individually or in the aggregate, in the condition (financial or otherwise) of Catapult or in the assets, liabilities or business of Catapult.

     (c) No Loss or Destruction. There has been, and prior to the Closing there will be, no damage, destruction or loss or other events or conditions of any character, or any pending or threatened developments, which individually or in the aggregate, would materially and adversely affect the condition (financial or otherwise) or the assets, liabilities or business of Catapult.

     Section 4.6 Legal Proceedings.

     Except as set forth on Schedule 4.6 attached hereto and incorporated by reference herein, there is, and as of the Closing there will be, no material action, suit, proceeding or investigation pending or, to the best knowledge of Catapult and the Catapult Shareholders, threatened, against or affecting Catapult or any of its assets. Catapult is not, nor as of the Closing will be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality. Catapult has, and as of the Closing will have, complied in all material respects with all laws, rules, regulations and orders applicable to it and to its businesses; has, and as of the Closing will have, performed in all material respects all of its material obligations and duties to be performed by it to the extent required in accordance with their respective terms; and is not, and as of the Closing will not be, in any material respect in default under or in breach of any material contract, agreement, commitment or other instrument to which it is subject or a party or under which it is bound.

     Section 4.7 Required Approvals. The Board of Directors of Catapult and the Catapult Shareholders have duly authorized the execution and delivery of this Agreement by Catapult, the exchange of the Catapult Shares and the transactions hereby contemplated, and no further action, confirmation or ratification by the Catapult Shareholders or by any other person, entity or governmental authority is required in connection therewith. Catapult and the Catapult Shareholders have the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by them pursuant to the provisions hereof. This Agreement is valid and binding upon Catapult and the Catapult Shareholders in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or breach of the Articles of Incorporation, as amended, or the Bylaws, as amended, of Catapult, or any agreement, stipulation, order, writ, injunction, decree, law, rule or regulation applicable to Catapult or the Catapult Shareholders.

     Section 4.8 Officers and Directors. Attached hereto as Schedule 4.8 is a list of all Officers and Directors of Catapult.

     Section 4.9 No Untrue Statements. Neither this Agreement nor any written information, statement, list or certificate furnished or to be furnished to EVRM pursuant to this Agreement or in connection with this Agreement or any of the transactions contemplated by this Agreement contains, or as of the Closing will contain, any untrue statement of a material fact or omits, or as of the Closing will omit, a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

     Section 4.10 Subsidiaries. Except as set forth on Schedule 4.10, Catapult does not have any subsidiaries and does not, directly or indirectly, own a controlling interest in any corporation, partnership, joint venture, or other entity.

     Section 4.11 Real Property. Except as set forth on Schedule 4.11, Catapult does not own any real estate.

     Section 4.12 Leased Real Property. Schedule 4.12 contains a true and correct list of each parcel of real property leased by Catapult (the "Catapult Leased Real Property"). Attached to Schedule 4.12 is a true and correct copy of each lease pursuant to which Catapult leases the Catapult Leased Real Property and any amendments, extensions, and renewals thereof (the "Catapult Real Property Leases"). Each Catapult Real Property Lease is in full force and effect and there is no existing material default or event of default, real or claimed, or event which with notice or lapse of time or both would constitute a material default thereunder. Except as described in Schedule 4.12, Catapult's interest in the Catapult Real Property Leases is free and clear of any mortgages and liens, and is not subject to any deeds of trust, assignments, subleases, or rights of any third parties other than the lessor thereof. Except as described in Schedule 4.12, the continuation, validity, and effectiveness of each Catapult Real Property Lease will in no way be affected by the consummation of the transactions contemplated by this Agreement.

     Section 4.13 Tangible Personal Property. Attached hereto as Schedule 4.13 is a true, correct and complete list of all tangible personal property owned by Catapult or used by it in the conduct of its business, including, but not limited to, all equipment, machinery and fixtures (collectively, the "Catapult Personal Property"), indicating whether it is owned or the manner in which it is otherwise utilized by Catapult. Catapult has sole and exclusive, good and merchantable title to all of the Catapult Personal Property owned by it, free and clear of all pledges, claims, liens, restrictions, security interests, charges and other encumbrances except those contained on Schedule 4.13. All of the Catapult Personal Property is in good repair and good operating condition, fit for its intended purposes, and is adequate for the continuation of Catapult's business as presently conducted.

     Section 4.14 Contracts.

     (a) Schedule 4.14.1 contains a true and correct list of all contracts, agreements, or understandings, written or oral, by which Catapult receives any right or benefit or undertakes any liability or obligation (the "Catapult Contracts"). Catapult has delivered or has otherwise made available to EVRM a correct and complete copy of each contract or agreement set forth in Schedule
4.14.1. Except as listed on Schedule 4.14.1, Catapult is not a party to any written or oral:

     (i) agreement, contract, or commitment with any present or former employee or consultant or for the employment of any person, including any consultant, contractor, or agent who performs services for Catapult;

     (ii) agreement, contract, or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products, or services are used by Catapult involving in any one case an amount or value of five thousand dollars ($5,000) or more;

     (iii) lease (relating to real or personal property) under which Catapult is lessor or lessee;

     (iv) license, franchise, assignment or other agreement of Catapult relating to trademarks, trade names, patents, copyrights and service marks (or applications therefor), unpatented designs or styles, know-how and technical assistance;

     (v) permit relating to the operation of the business of Catapult;

     (vi) agreement for the purchase, sale or lease of goods, materials, supplies, machinery, equipment, capital assets and services having a cost in excess of Ten Thousand ($10,000.00) Dollars in any one instance or in excess of Twenty-five Thousand ($25,000.00) Dollars in the aggregate.

     (vii) agreement or arrangement with any supplier, distributor, franchisor, dealer, sales agent, broker or representative.

     (viii) agreement or arrangement for the construction, modification or improvement of any building or structure having a cost in excess of Ten Thousand ($10,00.00) Dollars, or any other capital expenditure involving payments in excess of Ten Thousand ($10,000.00) Dollars.

     (ix) agreement or understanding which is material in nature, involves the payment or receipt, in any 12 month period, of more than Ten Thousand ($10,000.00) Dollars or has a term of more than twelve (12) months.

     (x) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract or commitment for the borrowing or lending of money, or agreement or arrangement for a line of credit or guarantee, pledge, or undertaking of the indebtedness of any other person relating to Catapult's business;

     (xi) agreement, contract, or commitment for any charitable or political contribution relating to Catapult's business;

     (xii) agreement, contract, commitment, or outstanding proposal pursuant to which Catapult sells, or proposes to sell, products and services for any amount or value;

     (xiii) agreement, contract, or commitment limiting or restraining Catapult, its business, or any successor thereto from engaging or competing in any manner or in any business;

     (xiv) material agreement, contract, or commitment relating to Catapult's business not made in the ordinary course of business, or

     (xv) any distributor agreement, reseller agreement, franchise agreement, or any other agreement which authorizes Catapult to (A) sell products or services of any other person or entity, or (B) use the trademarks, trade names, or trade styles of any other Person in Catapult's business.

     (b) Schedule 4.14.2 contains a true and correct list of all commitments for capital expenditures that have been approved or made prior to the date of this Agreement by Catapult and that remain outstanding as of the date hereof.

     (c) Each of the Catapult Contracts was entered into in the ordinary course of business on terms substantially consistent with Catapult's practice prior thereto, is in full force and effect, and there exists no breach or violation of, or default by Catapult under, any of the Catapult Contracts nor, to the knowledge of Catapult by any other party to such Contract, or any event which, with notice or the lapse of time, or both, will create a breach or violation of, or default under by Catapult nor, to the knowledge of Catapult by any other party to such Contract. There is no Catapult Contract that contains any contractual requirement with which there is a reasonable likelihood that Catapult or any other party thereto will be unable to comply. Except as set forth on Schedule 4.14.1, the continuation, validity, and effectiveness of each Catapult Contract will in no way be affected by the consummation of the transactions contemplated by this Agreement.

     (d) Schedule 4.14.3 contains a true and correct list of all customers (ranked by annual revenue) of Catapult, and the annual revenue obtained from each such customer, for the year ended December 31, 1999. No customer reflected therein whose purchases of products and services are material to Catapult (individually or in the aggregate) has terminated, suspended, or significantly reduced its purchases of products and services from Catapult from the levels reflected therein, nor does Catapult have knowledge of facts which suggest that such a termination, suspension, or significant reduction is likely within the reasonably foreseeable future. Except as indicated on Schedule 4.14.3, there exists no actual or, to the knowledge of Catapult, any threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Catapult Contract, which would have a material adverse effect on the business or the condition, financial or otherwise, of Catapult, including without limitation:

     (i) the business relationship of Catapult with any customer, distributor, or related group of customers or distributors whose purchases individually or in the aggregate are material to the operations and financial condition of Catapult;

     (ii) the requirements of any customer or related group of customers of Catapult whose purchases individually or in the aggregate are material to the operations and financial condition of Catapult; or

     (iii) the business relationship of Catapult with any material supplier to Catapult. Except as indicated on Schedule 4.14.3, there is no Contract with any customer, the performance of which by Catapult will result in a loss to Catapult.

     (e) Except as indicated on Schedule 4.14.3,  no customer listed on Schedule
4.14.3 has notified Catapult, nor is Catapult otherwise aware that any customer listed on Schedule 4.14.3 has, or has plans to, reduce the volume of purchases made from Catapult.

     (f) None of the Catapult Contracts is for materials, supplies, equipment, or services in excess of Catapult's normal requirements or as needed for reasonably anticipated needs of its business.

     (g) Catapult has not granted any power of attorney affecting or with respect to any of its business, affairs, or assets, or any combination thereof, that remains outstanding.

     (h) Attached to Schedule 4.14.1 is a true and correct copy (and if oral, a description of material terms) of each Catapult Contract listed on Schedule
4.14.1 and all modifications, amendments, renewals, or extensions thereof.

     (i) Except as reflected in Schedule 4.14.4, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will not terminate, breach, give rise to a right in favor of any other party to a Catapult Contract to terminate such Contract, or constitute an event which with notice, lapse of time or both, constitute an event of default under any Contract.

     Section 4.15 Brokers.

     Neither Catapult nor any Affiliate of Catapult has any contract, arrangement or understanding with, or has incurred any obligation or liability to, any broker, finder, investment banker, intermediary or similar agent with respect to this Agreement or the transactions contemplated hereby.

     Section 4.16 Environmental Matters and OSHA.

     Except as set forth in Schedule 4.16.1:

     (a) Catapult is and has been in compliance with all Environmental Laws. Catapult has not received notice of any Environmental Claim filed or threatened against it or against any other person or entity whose liability for any Environmental Claim has been retained or assumed either contractually or by operation of law;

     (b) Catapult has not disposed of, emitted, discharged, handled, stored, transported, used, or released any Hazardous Materials (or arranged for any of the foregoing), or exposed any employee or other individual to any Hazardous Materials or condition so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws;

     (c) No Hazardous Materials are present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by Catapult, and no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased, or used at any time (including both land and improvements thereon) by Catapult so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

     As used herein, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any Person alleging potential liability arising out of, based on or resulting from the presence, or release into the Environment, of any Hazardous Materials or any violation, or alleged violation, of any Environmental Law. As used herein, "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of the environment or the protection of human health. As used herein, "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials
(ACM), hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, any chemicals used or waste generated as a result of typical office and janitorial activities. Except as set forth in Schedule 4.16.2, Catapult is in compliance with all applicable laws relating to employee health and safety and has not received any notice that past or present conditions of the assets and properties of Catapult violate any applicable legal requirements or otherwise can be made the basis of any claim, proceeding, or investigation, based on OSHA violations or otherwise related to employee health and safety.

     Section 4.17 Insurance. Attached hereto as Schedule 4.17.1 is a list of all insurance policies of Catapult setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverage, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Schedule 4.17.1 is in full force and effect, is valid and enforceable, and Catapult is not in breach of or in default under any such policy, nor received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the insurance referred to in Schedule 4.17.1. Attached hereto as Schedule 4.17.2 is a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the insurance referred to in Schedule 4.17.2. Catapult has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion.

     Section 4.18 Employee Relations and Employment Agreements.

     (a) None of Catapult's employees is represented by a labor organization. No petition for representation has ever been filed with the National Labor Relations Board (the "NLRB") with respect to Catapult's employees. Catapult is not aware of any union organizational activity with respect to Catapult and has no reason to believe that any such activity is being contemplated.

     (b) Catapult is not in violation of applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws, or any other laws of any Government or Governmental Agency relating to employment. Schedule 4.18.2 attached hereto sets forth the status of all investigations, claims, charges, and employment-related suits or controversies which have occurred with respect to Catapult within the last 10 years or which are presently pending or threatened with respect to Catapult under any employment-related law of any Government or Governmental Agency (including common law). Catapult has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters, and each such judgment, decree or agreement is disclosed on Schedule 4.18.2.

     (c) Except as set forth on Schedule 4.18.3, Catapult has not entered into any employment agreement, and all employees can be terminated at will. Catapult has no contractual obligation or special termination or severance arrangement in respect of any employee.

     (d) Except as set forth on Schedule 4.18.4 Catapult has paid all wages due (including all required taxes, insurance and withholding thereon). Schedule
4.18.4 attached hereto sets forth all accrued vacation, sick leave and bonuses (including pro rata accruals for a period of a year) due to employees of Catapult as of the Closing.

     (e)  Schedule   4.18.5  attached  hereto  sets  forth  each  of  Catapult's employee's date of hire, position, present salary, amount of bonus paid in the past year, and announced termination date (if any).

     (f) Schedule 4.18.6 contains a true and complete list of all the following agreements or plans of Catapult or any subsidiary of Catapult which, together with Catapult constitutes a single employer within the meaning of Section 414 of the Code (hereinafter collectively referred to as the"Catapult Group") which are presently in effect or which have been in effect at any time (if it may result in a material liability), or, in the case of documents referred to in clause (i) below, have been in effect at any time prior to the date hereof:

     (i) "employee pension benefit plans" and "employee benefit plans" as defined in Sections 3(2) and 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA");

     (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, including any employee benefit plan covering any employees of Catapult Group which any member of Catapult Group maintains or to which any member of Catapult Group has any outstanding, present, or future obligations to contribute or make payments under, whether voluntary, contingent, or otherwise (the plans, programs, policies, or arrangements described in clauses (ii) or (iii) are herein collectively referred to as the "Catapult Plans").

     Included in said Schedule 4.18.6 are true and complete copies of all documents as they may have been amended to the date hereof involving or relating to clauses (i) and (ii) hereinabove, together with all filings, IRS determination letters and financial statements, including but not limited to, the most recent actuarial report for each employee pension benefit plan and IRS Form 5500 for each Catapult Plan for each of the five most recent plan years.

     (g) Except as to those plans identified on Schedule 4.18.2 as tax-qualified Catapult Plans (the "Catapult Qualified Plans"), no member of Catapult Group maintains a tax-qualified employee plan which meets or was intended to meet the requirements of Code Section 401 for the benefit of present or former employees. The Internal Revenue Service has issued favorable determination letters to the effect that each Catapult Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters are in effect. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each Catapult Qualified Plan have been delivered to EVRM. Catapult Qualified Plans have been administered according to their terms, except for those terms which are inconsistent with the changes required by the Tax Reform Act of 1986 and other acts, regulations, and rulings, in which case Catapult Qualified Plans have been administered in accordance with the provisions of those acts, regulations, and rulings in all material respects. No member of Catapult Group or any fiduciary of any Catapult Qualified Plan has done anything that would adversely affect the qualified status of Catapult Qualified Plans or the related trusts. Catapult Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986 and other acts, regulations, and rulings for which amendments are not yet required. Any Catapult Qualified Plan subject to Code Sections 401(k) or 401(m) has been tested for compliance with, and has satisfied the requirements of, Code Sections 401(k)(3), 401(m)(2), or both, as application, for each plan year ending prior to the Closing Date.

     (h) With respect to any Catapult Qualified Plan or any member of Catapult Group, no termination liability to the Pension Benefit Guaranty Corporation ("PBGC") has been or is expected to be incurred or would be incurred if any Catapult Qualified Plan were terminated on the Closing Date. If any Catapult Qualified Plan were terminated on the Closing Date, the present value of all benefit liabilities under Catapult Qualified Plan would not, as of the Closing Date, exceed the then current value of the assets of such Catapult Qualified Plan. No Catapult Qualified Plan has suffered any accumulated funding deficiency within the meaning of ERISA Section 302 and Code Section 412. Catapult has made all quarterly contributions required under Code Section 412(m) and no conditions exist which would subject the assets of Catapult or EVRM to a lien under Code
Section 412(m) or ERISA Section 4068. No member of Catapult Group has any outstanding liability under Code Section 4971. As of the Closing Date, all contributions required to have been made on or prior to the Closing Date under Catapult Plans will have been made or have been accrued on the Financial Statements and all required premium payments for Catapult Qualified Plans have been made, when due, to PBGC. No event or condition exists with respect to any Catapult Qualified Plan which could be deemed a "reportable event" as defined in ERISA Section 4043, with respect to which the 30-day notice requirement has not been waived and which could result in a liability to Catapult or EVRM, and no condition exists which would subject Catapult to a fine under ERISA Section 4071. No amendment has occurred to any Catapult Qualified Plan which has required or which would require Catapult Group to provide security under Code
Section 401(a)(29).

     (i) No member of Catapult Group has any past, present, or future obligation to contribute to any multiemployer plan as defined in ERISA Section 3(37).

     (j) No member of Catapult Group nor any other "disqualified person" or "party in interest" (as defined in Code Section 4975 and ERISA Section 3(14), respectively) with respect to Catapult Plans, has engaged in any "prohibited transaction" (as defined in Code Section 4975 or ERISA Section 406). Catapult Group and all other "fiduciaries" (as defined in ERISA Section 3(21)) with respect to Catapult Plans have complied in all respects with the requirements of ERISA Section 404. Neither Catapult Group nor any party in interest or disqualified person with respect to Catapult Plans has taken or omitted any action which could lead to the imposition of an excise tax under the Code or a fine under ERISA against Catapult Plans.

     Section 4.19 Patents;  Trademarks;  Related Trademarks.  Attached hereto as
Schedule 4.19 is a true, correct and complete list of all of Catapult's intangible personal property, including, but not limited to, all patents, trademarks, trade names, or trademark or trade name registrations, domain name registrations, service marks, and copyrights or copyright registrations ("Catapul's Proprietary Rights"). All of Catapult's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. Catapult has not infringed upon and is not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

     Section 4.20 Books and Records; Fiscal Year; Method of Accounting. Catapult will make available to EVRM for inspection and its due diligence hereunder during business hours all of its tax, accounting, corporate and financial books and records as well as its personnel and employment and other records of any nature which are pertinent to this Agreement. Such books and records pertaining to Catapult's business are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for Catapult's financial condition and results of operations as set forth in the Catapult Financial Statements. Catapult has consistently used the fiscal year ending December 31 as its taxable year and has consistently used the accrual method as its method of accounting for tax purposes.

     Section 4.21 Bank Accounts; Credit Cards. Schedule 4.21 contains a true, correct and complete list of each bank, savings and loan association, brokerage house or other financial institution with which Catapult has an account, line of credit, safe deposit box, or other relationship, the account numbers thereof, and the names of all persons authorized to withdraw funds or other property from, or otherwise act in connection therewith. Schedule 4.21 contains a true, correct, and complete listing of the name, business address, and residence address of each person who has a credit card which is billed to Catapult. Except as set forth on Schedule 4.21, Catapult has no bank account, brokerage account, line of credit, safe deposit box, or credit card account.

     Section 4.22 Absence of Certain Changes or Events. Except as permitted or required by this Agreement or as set forth in Schedule 4.22, since December 31, 1999, the business of Catapult has been conducted in the ordinary course consistent with past practices and there has not been any material transaction or occurrence in which Catapult has:

     (a) incurred any indebtedness, obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of its business, none of which was entered into for inadequate consideration and none of which exceeds $25,000.00 in amount;

     (b) discharged or satisfied any claim, security interest, lien or encumbrance or paid any indebtedness, obligation or liability (contingent or otherwise), except (i) current liabilities, (ii) scheduled payments pursuant to obligations under contracts, agreements or leases listed in this Agreement, or
(iii) in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Catapult Financial Statements or incurred since such date in the ordinary course of business consistent with past practice;

     (c) permitted, allowed or suffered any of its assets or properties to be subjected to any mortgage, pledge, lien, charge, restriction, security interest or other encumbrance of any kind;

     (d) sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of its assets or properties;

     (e) acquired or leased any assets or property of any other Person;

     (f) canceled or compromised any debt or claim;

     (g) waived or released any rights or claims;

     (h) granted, or made any contract, agreement, promise or commitment to grant, or otherwise incurred any obligation for any increase in, any wage, salary or employee benefit, or entered into any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other Person, except in accordance with and in amounts not greater than provided for in written agreements between Catapult and employees of Catapult entered into prior to June 30,1999 and except for merit raises to hourly employees in the ordinary course of business consistent with past practice;

     (i) entered into any collective bargaining or labor agreement (oral or written), made any commitment or incurred any liability to any labor organization, or experienced any slowdown, work interruption, strike or work stoppage;

     (j) made any capital expenditure in excess of Ten Thousand ($10,000.00) Dollars or entered into any commitment therefor;

     (k) suffered any casualty loss or damage in excess of $5,000 in the aggregate, whether or not such loss or damage is or was covered by insurance;

     (l) changed the nature of its business or its method of accounting or accounting principle, practice or policy;

     (m) other than in the ordinary course of business, entered into any transaction, contract or commitment;

     (n) terminated or modified, or agreed to the termination or modification of, any Service Contract, Participation Agreement or any of the Commitments;

     (o) suffered a loss of any supplier or suppliers, which loss (individually or in the aggregate) has had, or may have, an adverse effect on its financial condition, results of operations, business or prospects;

     (p) suffered any material adverse change in its business, operations, condition (financial or otherwise), liabilities, assets, earnings, or prospects of the Business nor, to Catapult's knowledge, has there been any event which has had or may reasonably be expected to have a material adverse effect on the Business;

     (q) transferred or granted any rights with respect to, or disposed of or permitted to lapse any right to the use of any software, patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or disposed of or disclosed to any person not authorized to have such information any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

     (r) incurred any long term indebtedness;

     (s) paid, loaned, distributed (by dividend or otherwise), or advanced any amounts to, sold, transferred, or leased any properties or assets (real, personal or mixed, tangible or intangible) to, purchased, leased, licensed, or otherwise acquired any properties or assets from, or entered into any other agreement or arrangement with (i) any shareholder, officer, employee, or director of Catapult, (ii) any corporation or partnership in which any Affiliate is an officer, director, or holder directly or indirectly of five percent (5%) or more of the outstanding equity or debt securities, or (iii) any person controlling, controlled by, or under common control with any such partner, shareholder, officer, director, or Affiliate except for compensation not exceeding the rate of compensation in effect at December 31, 1999, and for routine travel advances to officers and employees;

     (t) made or agreed to make any charitable contributions or incurred or agreed to incur any non-business expenses in excess of $5,000 in the aggregate;

     (u) taken any other action neither in the ordinary course of business and consistent with past practice nor provided for in this Agreement;

     (v) increased (or experienced any change in the assumptions underlying or the methods of calculating) any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice; or

     (w) written down or written up the value of any inventory (including write-downs by reason of shrinkage or markdowns), determined as collectible any Accounts Receivable or any portion thereof which were previously considered uncollectible, or written off as uncollectible any Accounts Receivable or any portion thereof, except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which is material in amount.

     Section 4.23 Accounts Receivable; Accounts Payable. Catapult's accounts receivable reflected in the Catapult Financial Statements, and all accounts receivable arising after the date of the Catapult Financial Statements (collectively the "Accounts Receivable") were or are bona fide accounts receivable, the full amount of which was or is actually owing to Catapult. And, to the best of its knowledge, those not collected prior to Closing will be fully collectible by Catapult within ninety (90) days of Closing without offset, recoupment, counterclaim, claim or diminution. Catapult's accounts payable reflected in the Catapult Financial Statements and all accounts payable arising after the date of the Catapult Financial Statements (collectively, the "Accounts Payable") arose from bona fide transactions on the ordinary course of Catapult's business.

     Section 4.24 Insider Transactions. Attached hereto as Schedule 4.24 is a true, correct and complete list of the amounts and other essential terms of all currently outstanding indebtedness or other obligations, agreements, undertakings, liabilities or commitments (contingent or otherwise) of Catapult to or from any past or present officer, director, member, shareholder or any person related to, controlling, controlled by or under common control with any of the foregoing.

     Section 4.25 Adverse Conditions. Neither Catapult nor any of the Catapult Shareholders has any knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of Catapult or prevent Catapult from carrying on its business.

     Section 4.26 Authorization and Validity of Documents. The execution, delivery and performance of this Agreement by Catapult and the Catapult Shareholders, and the consummation by Catapult and the Catapult Shareholders of the transactions contemplated hereby, have been duly and validly authorized by Catapult and Catapult Shareholders. This Agreement has been duly executed and delivered by Catapult and each Catapult Shareholder and is a legal, valid and binding obligation of Catapult and the Catapult Shareholders, enforceable against each of in accordance with its terms except as such enforceability may be limited by the applicable laws of bankruptcy, insolvency, moratorium and similar governing laws relating to creditors' rights.

     Section 4.27 Investment Intent. Each Catapult Shareholder represents and warrants to EVRM that the Catapult Shareholders are acquiring EVRM Shares (the "Acquired Shares") under this Agreement for investment only and for their own accounts and not as nominees or agents; nor are the said shares being acquired with a view to their offer for resale, distribution or transfer of any part thereof nor with any present intention of selling, granting any participation in, or otherwise distributing the same; nor are they being purchased for subdivision or fractionalization thereof. By executing this Agreement, each Catapult Shareholder represents:

     (i) That shareholder has no contract, undertaking, agreement or arrangement with any Person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) any of the Acquired Shares, and that shareholder has no present plan or intention to enter into any such contract, undertaking, agreement or arrangement.

     (b) That shareholder is an "accredited investor" as defined in Rule 501(a) under the Securities Act and is aware of EVRM's business affairs and financial condition and has had access to and has acquired sufficient information about EVRM to reach an informed and knowledgeable decision to acquire the Acquired Shares, and has such business and financial experience as is required to provide the capacity to protect one's own interests in connection with the purchase of such shares. Nor is that shareholder a "broker" or a "dealer" as defined in the Exchange Act.

     (c) That shareholder covenants and agrees that none of the Acquired Shares shall be sold, assigned or otherwise transferred other than in transactions which are not in violation of the Securities Act and applicable state securities laws. Each stock certificate of the Acquired Shares shall bear the following legend, unless such legend may be removed in accordance with its terms:

     THE SECURITIES REPRESENTED BY THIS STOCK CERTIFICATE (THE "SECURITIES") HAVE BEEN ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") AND APPLICABLE STATE SECURITIES LAWS (THE "STATE LAWS"). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN (I) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE STATE LAWS AND (II) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE LAWS. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

     Section 4.28 Correctness of Representations. No representation or warranty of Catapult in this Agreement or in any Exhibit, certificate, or Schedule attached hereto or furnished pursuant hereto, contains, or on the Closing Date will contain, any untrue statement of fact or omits, or on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, Exhibits, certificates, and Schedules shall be true and complete in all material respects on and as of the Closing Date as though made on that date. All copies of mortgages, indentures, notes, leases, agreements, plans, Catapult Contracts, and other instruments listed on or referred to in the Schedules delivered or furnished to EVRM pursuant to this Agreement are true copies thereof.

     Section 4.29. Litigation. Schedule 4.29 sets forth each instance in which Catapult or any of its officers or directors (a) is the subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (b) is a party to or, to the knowledge of Catapult, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing or investigation of in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

     Section 4.30. Licenses, Permits and Approvals. Schedule 4.30 lists all governmental and regulatory licenses, permits and approvals necessary to conduct Catapult's business. All such licenses, permits and approvals are in full force and effect. There are no violations by Catapult of, or any claims, or proceedings pending or to the knowledge or Catapult threatened, challenging the validity of or seeking to discontinue, any such licenses, permits or approvals.

     ARTICLE 5. COVENANTS OF EVRM.

     EVRM covenants and agrees with Catapult and the Catapult Shareholders as follows:

     Section 5.1 Conduct of Business Prior to Closing. From the date hereof to the Closing Date, and except to the extent that Catapult shall otherwise consent in writing, EVRM shall:

     (a) operate the business of EVRM substantially as previously operated and only in the regular and ordinary course, not make any purchase or sale, or introduce any new method of management or operation except in the ordinary course of business and in a manner consistent with past practices, and use its best efforts to maintain and preserve intact each of the goodwill, reputation, present business organization, and relationships of EVRM with persons having business dealings with it, and maintain the services of present employees of EVRM;

     (b) maintain its assets and properties in good order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering its assets and properties in amounts and on terms substantially equivalent to those in effect on the date hereof;

     (c) take all steps reasonably necessary to maintain the EVRM Proprietary Rights and other intangible assets of EVRM;

     (d) pay all accounts payable when due and collect all accounts receivable in accordance with prudent business practices; and

     (e) comply with all laws applicable to the conduct of the business of EVRM where the failure to so comply would have a material adverse affect on the business or condition of EVRM;

     (f) maintain the books and records of EVRM in the usual, regular, and ordinary manner, on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by EVRM after taking into account any extensions of time granted by such taxing authorities.

     Section 5.2 Actions Prior to Closing. From the date of this Agreement through the Closing Date, EVRM shall not, without the prior written consent of
Catapult:

     (a) incur any obligations, liabilities, or expenses of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) that would constitute liabilities other than items incurred in the ordinary course of business consistent with past practice;

     (b) permit, allow, or suffer any of EVRM's assets to be subjected to any mortgage, pledge, lien, or encumbrances;

     (c) suffer any material adverse change in EVRM's assets or in the operations, condition (financial or otherwise), liabilities, earnings, or prospects of the Business;

     (d) waive any claims or rights with respect to and materially and adversely affecting any of EVRM's business or assets;

     (e) sell, transfer, or otherwise dispose of any of EVRM's assets, except in the ordinary course of business consistent with past practice;

     (f) dispose of or permit to lapse any right to the use of any of EVRM's Proprietary Rights, except for the expiration of any proprietary rights to use patents that may expire by law;

     (g) other than in accordance with, and in amounts not greater than provided for in, existing agreements between EVRM and its employees, grant any increase in the salary and wages of any employee or any increase in such salary and wages payable or to become payable at any time in the future to any of the employees, except pursuant to promotions previously disclosed to Catapult that will become effective on or prior to the Closing Date;

     (h) make any change in any material method of accounting or accounting principle, practice, or policy affecting or relating to EVRM's assets or liabilities including, without limitation, any extension of the useful lives of EVRM's assets and consequent adjustments to the depreciation or valuation thereof on the books and records of EVRM with respect to its business;

     (i) make any change (or change any assumption underlying or method of calculating) in the amount of any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

     (j) write-down or write-up the value of any inventory (including write-downs by reason of shrinkage or mark downs), except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which are or will be material in amount;

     (k) except consistent with past practices or existing programs, pay, loan, or advance any amount to, sell, transfer, or lease any properties or assets (real, personal or mixed, tangible, or intangible) to, or enter into any agreement or arrangement with, any employee, or any spouse or Affiliate of any such person except for routine travel advances to employees, and compensation to employees consistent with Section 5(g) hereof;

     (l) dispose of or permit to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or dispose of or disclose to any person not authorized to have such information, any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

     (m) waive, terminate, or breach under any provision under or relating to any of the EVRM Contracts;

     (n) enter into any contracts or agreements or other transactions with respect to or affecting EVRM's liabilities other than contracts or agreements entered into in the ordinary course of business and consistent with past practices;

     (o) with respect to EVRM's assets, permit any option to renew any lease or any option to purchase any property to expire or exercise any such option;

     (p) omit to do any act or permit any act which could reasonably be expected to cause a breach of any material EVRM Contract, commitment, or obligation with respect to or affecting EVRM's assets or any breach of any representation, warranty, covenant, or agreement made by EVRM in this Agreement;

     (q) default regarding the provisions of any insurance policy or fail to give notice or present any claim under any such policy in due and timely fashion if such default or failure to give notice would give the insurer the right to cancel any policy, deny claims, or limit coverage;

     (r) take any other action not in the ordinary course of business consistent with past practice or omit to take any other action that would be taken in the ordinary course of business consistent with past practice if such action or omission to take action would materially and adversely affect the assets or liabilities of EVRM.

     Section 5.3 Consents. EVRM shall obtain prior to Closing, at its sole cost and expense, all consents and estoppels required for the continuation of the EVRM Contracts after Closing. All such consents and estoppels shall be in writing and in form and substance satisfactory to Catapult, and executed counterparts thereof will be delivered to Catapult promptly after receipt thereof but in no event later than the Closing Date.

     Section 5.4 Supplemental Disclosure. EVRM shall have the continuing obligation up to and including the Closing Date to disclose in writing to Catapult and the Catapult Shareholders any matter or information hereafter arising or becoming known that, if known on the date of EVRM's execution and delivery of this Agreement, would have been required to be set forth or listed in a Schedule hereto. Any such matter or information hereafter disclosed shall be deemed to amend the Schedules hereto (to the extent of such written disclosure) as of the date hereof unless Catapult or the Catapult Shareholders shall within five (5) business days after receipt of such written disclosure by EVRM and its counsel, but in any event prior to the Closing, notify EVRM in writing that the matter or information so disclosed materially varies from, or materially and adversely to the interests Catapult and the Catapult Shareholders, changes, the information disclosed on the Schedules on the date hereof. In such event, the Schedules hereto shall not be deemed amended or changed by the matter or information so disclosed, and, unless the acts or circumstances giving rise to the matter or information so disclosed is corrected prior to the Closing, the matter or information so disclosed shall constitute items at variance with the warranties and representations of EVRM herein.

     Section 5.5 Additional Reports. Subject to the confidentiality restrictions set forth in Section 7 hereof, promptly after they become available, EVRM shall deliver to Catapult and the Catapult Shareholders true and correct copies of all internal management and control reports and financial statements furnished to management of EVRM. Each such report shall be in accordance with the books and records of EVRM, and, in the case of financial statements shall present fairly the consolidated financial condition of EVRM and its subsidiaries as of the dates indicated and the results of operations for the periods then ended, and be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and shall reflect adequate reserves for all known liabilities and reasonably anticipated losses.

     Section 5.6 Conditions Precedent. EVRM shall use its best efforts to satisfy the conditions enumerated in Article 9 hereof.

     Section 5.7 Capital Expenditures. EVRM shall discuss with Catapult and the Catapult Shareholders any proposed significant capital expenditure to be made by EVRM after the date of this Agreement prior to entering into any contract or commitment for such capital expenditure.

     Section 5.8 SEC Filings. Prior to Closing, EVRM shall make all necessary filings and reports such that, as of the Closing Date, EVRM will be current in its filings with the SEC of all required SEC Filings, including, but not limited to, filing the EVRM Form 10-K for the year ended December31, 1999, and none of EVRM's SEC Filings will contain any untrue statement of a material fact or omit to state a material fact required or necessary in order to make the statements therein not misleading.

     Section 5.9 Shareholder and Other Required Consents. EVRM shall take all actions necessary and use its best efforts to obtain any and all consents, approvals, ratifications and authorizations of its Board of Directors, its shareholders and any other person, entity or governmental authority necessary for the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

     Section 5.10 Other Transactions. EVRM shall deal exclusively and in good faith with Catapult and the Catapult Shareholders with regard to the transactions contemplated by this Agreement and will not, and will direct its officers, directors, financial advisors, accountants, agents, and counsel not to
(a) solicit submission of proposals or offers from any person other than Catapult and the Catapult Shareholders relating to any acquisition of all or any material part of the assets of EVRM, the sale or issuance of any capital stock of EVRM or of any corporation formed by EVRM or its Affiliates to which any of the assets of EVRM may be contributed, or any merger or consolidation of EVRM or of any corporation formed by EVRM or its Affiliates to which any of the assets of EVRM may be contributed (an "Acquisition Proposal"), (b) participate in any discussions or negotiations regarding, or furnish any non-public information to any other person regarding EVRM other than Catapult and the Catapult Shareholders and their representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any person other than Catapult and the Catapult Shareholders or, (c) enter into any agreement or understanding, whether oral or in writing, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, EVRM, or its representatives or agents should receive any Acquisition Proposal or any inquiry regarding such proposal from a third party, such persons shall promptly inform Catapult and its counsel thereof. This covenant shall survive the termination of this Agreement for a period of ninety (90) days.

     ARTICLE 6. COVENANTS OF CATAPULT.

     Catapult covenants and agrees with EVRM as follows:

     Section 6.1 Conduct of Business Prior to Closing. From the date hereof to the Closing Date, and except to the extent that EVRM shall otherwise consent in writing, Catapult shall:

     (a) operate the business of Catapult substantially as previously operated and only in the regular and ordinary course, not make any purchase or sale, or introduce any new method of management or operation except in the ordinary course of business and in a manner consistent with past practices, and use its best efforts to maintain and preserve intact each of the goodwill, reputation, present business organization, and relationships of Catapult with persons having business dealings with it, and maintain the services of present employees of Catapult;

     (b) maintain its assets and properties in good order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering its assets and properties in amounts and on terms substantially equivalent to those in effect on the date hereof;

     (c)  take  all  steps   reasonably   necessary  to  maintain  the  Catapult
Proprietary Rights and other intangible assets of Catapult;

     (d) pay all accounts payable when due and collect all accounts receivable in accordance with prudent business practices; and

     (e) comply with all laws applicable to the conduct of the business of Catapult where the failure to so comply would have a material adverse affect on the business or condition of Catapult;

     (f) maintain the books and records of Catapult in the usual, regular, and ordinary manner, on a basis consistent with past practices and prepare and file all foreign, federal, state, and local tax returns and amendments thereto required to be filed by Catapult after taking into account any extensions of time granted by such taxing authorities.

     Section 6.2 Actions Prior to Closing. From the date of this Agreement through the Closing Date, Catapult shall not, without the prior written consent of EVRM:

     (a) incur any obligations, liabilities, or expenses of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) that would constitute liabilities other than items incurred in the ordinary course of business consistent with past practice;

     (b) permit, allow, or suffer any of Catapult's assets to be subjected to any mortgage, pledge, lien, or encumbrances;

     (c) suffer any material adverse change in Catapult's assets or in the operations, condition (financial or otherwise), liabilities, earnings, or prospects of Catapult's business;

     (d) waive any claims or rights with respect to and materially and adversely affecting any of Catapult's business or assets;

     (e) sell, transfer, or otherwise dispose of any of Catapult's assets, except in the ordinary course of business consistent with past practice;

     (f) dispose of or permit to lapse any right to the use of any of Catapult's Proprietary Rights, except for the expiration of any proprietary rights to use patents that may expire by law;

     (g) other than in accordance with, and in amounts not greater than provided for in, existing agreements between Catapult and its employees, grant any increase in the salary and wages of any employee or any increase in such salary and wages payable or to become payable at any time in the future to any of the employees, except pursuant to promotions previously disclosed to EVRM that will become effective on or prior to the Closing Date;

     (h) make any change in any material method of accounting or accounting principle, practice, or policy affecting or relating to Catapult's assets or liabilities including, without limitation, any extension of the useful lives of Catapult's assets and consequent adjustments to the depreciation or valuation thereof on the books and records of Catapult with respect to the business;

     (i) make any change (or change any assumption underlying or method of calculating) in the amount of any bad debt, contingency, or other reserve, other than in the ordinary course of business consistent with past practice;

     (j) write-down or write-up the value of any inventory (including write-downs by reason of shrinkage or mark downs), except for write-downs, write-ups, and write-offs in the ordinary course of business consistent with past practice, none of which are or will be material in amount;

     (k) except consistent with past practices or existing programs, pay, loan, or advance any amount to, sell, transfer, or lease any properties or assets (real, personal or mixed, tangible, or intangible) to, or enter into any agreement or arrangement with, any employee, or any spouse or Affiliate of any such person except for routine travel advances to employees, and compensation to employees consistent with Section 6.2(g) hereof;

     (l) dispose of or permit to lapse any right to the use of any patent, trademark, assumed name, service mark, trade name, copyright, license, or application therefor or dispose of or disclose to any person not authorized to have such information, any trade secret, proprietary information, formula, process, or know-how not previously a matter of public knowledge or existing in the public domain;

     (m) waive, terminate, or breach under any provision under or relating to any of the Catapult Contracts;

     (n) enter into any contracts or agreements or other transactions with respect to or affecting Catapult's liabilities other than contracts or agreements entered into in the ordinary course of business and consistent with past practices;

     (o) with respect to Catapult's assets, permit any option to renew any lease or any option to purchase any property to expire or exercise any such option;

     (p) omit to do any act or permit any act which could reasonably be expected to cause a breach of any material Catapult Contract, commitment, or obligation with respect to or affecting Catapult's assets or any breach of any representation, warranty, covenant, or agreement made by Catapult in this Agreement;

     (q) default regarding the provisions of any insurance policy or fail to give notice or present any claim under any such policy in due and timely fashion if such default or failure to give notice would give the insurer the right to cancel any policy, deny claims, or limit coverage; or

     (r) take any other action not in the ordinary course of business consistent with past practice or omit to take any other action that would be taken in the ordinary course of business consistent with past practice if such action or omission to take action would materially and adversely affect the assets or liabilities of Catapult.

     Section 6.3 Consents. Catapult shall obtain prior to Closing, at its sole cost and expense, all consents and estoppels required for the continuation of the Catapult Contracts after Closing. All such consents and estoppels shall be in writing and in form and substance satisfactory to EVRM, and executed counterparts thereof will be delivered to EVRM promptly after receipt thereof but in no event later than the Closing Date.

     Section 6.4 Supplemental Disclosure. Catapult shall have the continuing obligation up to and including the Closing Date to disclose in writing to EVRM any matter or information hereafter arising or becoming known that, if known on the date of Catapult's execution and delivery of this Agreement, would have been required to be set forth or listed in a Schedule hereto. Any such matter or information hereafter disclosed shall be deemed to amend the Schedules hereto (to the extent of such written disclosure) as of the date hereof unless EVRM shall within five (5) business days after receipt of such written disclosure by Catapult and its counsel, but in any event prior to the Closing, notify Catapult in writing that the matter or information so disclosed materially varies from, or materially and adversely to the interests of EVRM, changes, the information disclosed on the Schedules on the date hereof. In such event, the Schedules hereto shall not be deemed amended or changed by the matter or information so disclosed, and, unless the acts or circumstances giving rise to the matter or information so disclosed is corrected prior to the Closing, the matter or information so disclosed shall constitute items at variance with the warranties and representations of Catapult herein.

     Section 6.5 Additional Reports. Subject to the confidentiality restrictions set forth in Section 7 hereof, promptly after they become available, Catapult shall deliver to EVRM true and correct copies of all internal management and control reports and financial statements furnished to management of Catapult. Each such report shall be in accordance with the books and records of Catapult, and, in the case of financial statements shall present fairly the consolidated financial condition of the business as of the dates indicated and the results of operations for the periods then ended, and be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and shall reflect adequate reserves for all known liabilities and reasonably anticipated losses.

     Section 6.6 Conditions Precedent. Catapult shall use its best efforts to satisfy the conditions enumerated in Article 8 hereof.

     Section 6.7 Capital Expenditures. Catapult shall discuss with EVRM any proposed significant capital expenditure to be made by Catapult after the date of this Agreement prior to entering into any contract or commitment for such capital expenditure.

     Section 6.8 Shareholder and Other Required Consents. Catapult shall take all actions necessary and use its best efforts to obtain any and all consents, approvals, ratifications and authorizations of its Board of Directors, its shareholders and any other person, entity or governmental authority necessary for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     Section 6.9 Audited Financial Statements. Promptly upon completion of the audits referred to in Section 4.3(d), Catapult will deliver to EVRM copies of them, together with the notes thereto and the report thereon. Such audited financial statements, when so delivered, (i) will be in accordance with the books and records of Catapult, (ii) present fairly the consolidated financial condition of Catapult as of the respective dates indicated and the results of operations for such periods, (iii) will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and (iv) will reflect adequate reserves for all liabilities and losses. The audits will disclose no material liabilities or obligations (secured or unsecured, whether accrued, absolute, direct, indirect, contingent, or otherwise, and whether due or to become due) that are not fully accrued or reserved against in the Catapult Financial Statements nor any material deviation from the Catapult Financial Statements. Catapult will have not received any advice or notification from its independent certified public accountants that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the Catapult Financial Statements or the books and records of Catapult, any properties, assets, liabilities, revenues, or expenses. Such audits will not contain any items of special or nonrecurring income, or other income not earned in the ordinary course of business, except as was set forth in the Catapult Financial Statements or in the notes thereto. The books, records, and accounts of Catapult will accurately and fairly reflect, in reasonable detail, all transactions, assets, and liabilities of Catapult. Catapult will not have engaged in any transaction, maintained any bank account, or used any of the funds of Catapult, except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of Catapult.

     Section 6.10 Other Transactions. Catapult shall deal exclusively and in good faith with EVRM with regard to the transactions contemplated by this Agreement and will not, and will direct its officers, directors, financial advisors, accountants, agents, and counsel not to, (a) solicit submission of proposals or offers from any person other than EVRM relating to any acquisition of all or any material part of the assets of Catapult, the sale or issuance of any capital stock of Catapult or of any corporation formed by Catapult or its affiliates to which any of the assets of Catapult may be contributed, or any merger or consolidation of Catapult or of any corporation formed by Catapult or its affiliates to which any of the assets of Catapult may be contributed (an "Acquisition Proposal"), (b) participate in any discussions or negotiations regarding, or furnish any non-public information to any other person regarding Catapult other than EVRM and its representatives or otherwise cooperate in any way or assist, facilitate, or encourage any Acquisition Proposal by any person other than EVRM, or (c) enter into any agreement or understanding, whether oral or in writing, that would have the effect of preventing the consummation of the transactions contemplated by this Agreement. If, notwithstanding the foregoing, Catapult or its representatives or agents should receive any Acquisition Proposal or any inquiry regarding such proposal from a third party, such persons shall promptly inform EVRM and its counsel thereof. This covenant shall survive the termination of this Agreement for a period of ninety (90) days.

ARTICLE 7.    FURTHER AGREEMENTS.

     Section 7.1 Azimuth. The parties acknowledge that, prior to the negotiations which culminated in this Agreement, EVRM was actively engaged in the formulation of a campaign to grow its subsidiary, Azimuth, through mergers and acquisitions with other companies in Azimuth's, and other related, spheres of business. Catapult and the Catapult Shareholders have discussed and reviewed this strategy with EVRM and acknowledge that the post-Closing value of Azimuth to EVRM may be best realized by its growth through a strategy of mergers and acquisitions. The parties acknowledge that this objective may be achieved by the identification of a public company for utilization as "roll up" vehicle for Azimuth. Therefore, notwithstanding anything to the contrary contained herein, prior to Closing EVRM will continue to implement its mergers and acquisitions strategy to the extent that it may:

     (a) contract with finders and consultants for assistance in the planning and implementation of the strategy;

     (b) forthwith begin the process of trying to identify existing public "shell" candidates for merger with Azimuth;

     (c) proceed to qualify and negotiate with such candidates;

     (d) enter into contracts with acquisition candidates; and

     (e) engage in such other activities as will expedite and augment this strategy;

     provided, however, that no letter of intent, definitive contract or other understanding or commitment shall be entered into or executed by EVRM without the prior written consent of Catapult and the Catapult Shareholders, which consent will not be unreasonably withheld.

     Section 7.2 Confidentiality. EVRM and Catapult agree that each shall hold in confidence any confidential information about the other that it has received, or hereafter receives, pursuant to any provision of this Agreement under circumstances indicating the confidentiality of such information unless (i) such information shall have been publicly disclosed other than as a result of any wrongful action by the recipient of such information, or (ii) the recipient of such information independently develops or is aware of such information.

     Section 7.3 Public Announcements. EVRM, Catapult and the Catapult Shareholders will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party objects thereto, unless the same may be required by applicable law.

     ARTICLE 8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EVRM TO CONSUMMATE THE EXCHANGE

     The obligation of EVRM to acquire the Catapult Shares from the Catapult Shareholders in exchange for EVRM Shares and to consummate the transactions as contemplated by this Agreement shall be subject to the fulfillment and satisfaction, at or before the Closing, of each of the following conditions precedent, any or all of which may be waived in writing, in whole or in part, by
EVRM:

     Section 8.1 Representations and Warranties. All information required to be furnished or delivered by Catapult pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by Catapult in Article 4 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     Section 8.2 Covenants and Agreements. Catapult and the Catapult Shareholders shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed by them prior to or as of the Closing.

     Section 8.3 Certified Resolutions. EVRM shall have received from Catapult a certificate executed by the Secretary of Catapult containing a true and correct copy of resolutions duly adopted by Catapult's Board of Directors approving and authorizing the execution and delivery by Catapult of each of this Agreement to which Catapult is a party, and the consummation of each of the transactions contemplated hereby and thereby. The Secretary of Catapult shall also certify that, as of the Closing Date, such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     Section 8.4 No Injunction, Etc. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit EVRM or to obtain substantial damages from EVRM in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of EVRM would make it inadvisable to consummate such transactions.

     Section 8.5 Incumbency. EVRM shall have received a certificate of incumbency of Catapult executed by the President and Secretary of Catapult listing the officers of Catapult authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of Catapult in connection with the consummation of the transactions contemplated herein.

     Section 8.6 Certificates. EVRM shall have received from Catapult all such certificates, dated as of the Closing Date, as EVRM shall reasonably request to evidence the fulfillment by Catapult, or such other satisfaction as of the Closing Date, of the terms and conditions of this Agreement.

     Section 8.7 Deliveries at Closing. At the Closing, Catapult and the Catapult Shareholders shall have delivered to EVRM each of the following:

     (a) certificates evidencing all Catapult Shares, duly endorsed for transfer and otherwise in a form suitable for transfer on the books of Catapult;

     (b) the certificates described in Sections 8 and 9 hereof;

     (c) a certificate of good standing and a revenue certificate, as of the most recent practicable date prior to the Closing Date, from the jurisdiction of incorporation and each jurisdiction in which Catapult is qualified to do business as a foreign corporation;

     (d) the written opinion of counsel for Catapult, dated as of the Closing Date, in substantially the form of Exhibit B hereto;

     Section 8.8 Certificates. Catapult and the Catapult Shareholders shall have delivered to EVRM all such certificates, dated as of the Closing Date, as EVRM shall reasonably request to evidence the fulfillment by Catapult and the Catapult Shareholders or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement. The form and substance of all opinions, certificates, assignments, orders, and other documents and instruments hereunder shall be satisfactory in all reasonable respects to EVRM and its counsel.

     Section 8.9 Estoppel Certificates. Catapult shall obtain, at its cost and expense, prior to Closing an Estoppel Certificate, in form and substance satisfactory to EVRM, from:

     (i) The lessors of the Catapult Leased Real Property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under the lease, attaching a true and correct copy of the lease, and indicating the date through which rent is paid and the amounts of any deposits held by such lessor; and

     (ii) Each lessor of personal property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under any such lease, attaching a true and correct copy of any such lease, and indicating the date through which rent is paid and the amounts of any deposits held by the lessor under each such lease agreement;

     Section 8.10 Financing. Prior to the date of Closing, and in accordance with Section 2 hereof, Catapult shall have obtained a commitment for a minimum of Two Million Dollars ($2,000,000.00) (or such lesser amount as may be agreed to by EVRM and Catapult) in net proceeds (the "Issue Price") from a third party investor(s) (the "New Investor(s)") upon terms and conditions satisfactory to EVRM and Catapult. The issuance of EVRM shares to the New Investors will be dilutive to both the Catapult Shareholders and the EVRM Shareholders.

     Section 8.11 Closing Certificate. EVRM shall have received a certificate of the President of Catapult, whose signature, as such President, shall be attested by the Secretary of the Catapult, dated the Closing Date, in form reasonably satisfactory to EVRM certifying that, to the best of his knowledge, each of the conditions precedent specified in Sections 8 and 9 of this Agreement has been fulfilled and satisfied.

     ARTICLE 9. CONDITIONS PRECEDENT TO OBLIGATIONS OF CATAPULT SHAREHOLDERS TO CONSUMMATE THE EXCHANGE

     The obligation of the Catapult Shareholders to acquire the Exchange Shares from EVRM in exchange for Catapult Shares and the obligation of Catapult to consummate the transactions as contemplated by this Agreement are subject to the fulfillment and satisfaction at Closing of each of the following conditions precedent, any or all of which may be waived in whole or in part at or prior to the Closing by Catapult and the Catapult Shareholders:

     Section 9.1 Representations and Warranties. All information required to be furnished or delivered by EVRM pursuant to this Agreement shall have been furnished or delivered as of the date hereof and the Closing Date as required hereunder; the representations and warranties made by EVRM in Article 3 hereof shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     Section 9.2 Covenants and Agreements. EVRM shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed by them prior to or as of the Closing.

     Section 9.3 Certified Resolutions. Catapult shall have received from EVRM a certificate executed by the Secretary of EVRM containing a true and correct copy of resolutions duly adopted by EVRM's Board of Directors approving and authorizing the execution and delivery by EVRM of each of this Agreement to which EVRM is a party, and the consummation of each of the transactions contemplated hereby and thereby. The Secretary of EVRM shall also certify that, as of the Closing Date, such resolutions have not been rescinded, revoked, modified, or otherwise affected and remain in full force and effect.

     Section 9.4 No Injunction, Etc. No action, proceeding, investigation, regulation, or legislation shall be pending or overtly threatened which seeks to enjoin, restrain, or prohibit EVRM or to obtain substantial damages from Catapult in respect of the consummation of the transactions contemplated hereby, which, in the reasonable judgment of Catapult would make it inadvisable to consummate such transactions.

     Section 9.5 Incumbency. Catapult shall have received a certificate of incumbency of EVRM executed by the President and Secretary of EVRM listing the officers of EVRM authorized to execute this Agreement and certifying the authority of each such officer to execute the agreements, documents, and instruments on behalf of EVRM in connection with the consummation of the transactions contemplated herein.

     Section 9.6 Certificates. Catapult shall have received from EVRM all such certificates, dated as of the Closing Date, as Catapult shall reasonably request to evidence the fulfillment by EVRM, or such other satisfaction as of the Closing Date, of the terms and conditions of this Agreement.

     Section 9.7 Deliveries at Closing. At the Closing, EVRM shall have delivered to Catapult each of the following:

     (a) certificates evidencing all EVRM Shares, duly endorsed for transfer and otherwise in a form suitable for transfer on the books of EVRM;

     (b) the certificates described in Sections 8 and 9 hereof;

     (c) a certificate of good standing and a revenue certificate, as of the most recent practicable date prior to the Closing Date, from the jurisdiction of incorporation and each jurisdiction in which Catapult is qualified to do business as a foreign corporation;

     (d) the written opinion of counsel for EVRM, dated as of the Closing Date, in substantially the form of Exhibit C hereto;

     Section 9.8 Certificates. EVRM shall have delivered to Catapult all such certificates, dated as of the Closing Date, as Catapult shall reasonably request to evidence the fulfillment by EVRM or other satisfaction as of the Closing Date, of the terms and conditions of this Agreement. The form and substance of all opinions, certificates, assignments, orders, and other documents and instruments hereunder shall be satisfactory in all reasonable respects to Catapult and its counsel.

     Section 9.9 Estoppel Certificates. EVRM shall obtain, at its cost and expense, prior to Closing an Estoppel Certificate, in form and substance satisfactory to Catapult, from:

     (i) The lessors of the EVRM Leased Real Property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under the lease, attaching a true and correct copy of the lease, and indicating the date through which rent is paid and the amounts of any deposits held by such lessor; and

     (ii) Each lessor of personal property, to the effect that there are no events of default or events which with notice or lapse of time or both would be events of default under any such lease, attaching a true and correct copy of any such lease, and indicating the date through which rent is paid and the amounts of any deposits held by the lessor under each such lease agreement;

     Section 9.10 Financing. Prior to the date of Closing, and in accordance with Section 2 hereof, Catapult shall have obtained a commitment for a minimum of Two Million Dollars ($2,000,000.00) (or such lesser amount as may be agreed to by EVRM and Catapult) in net proceeds (the "Issue Price") from a third party investor(s) (the "New Investor(s)") upon terms and conditions satisfactory to EVRM and Catapult. The issuance of EVRM shares to the New Investors will be dilutive to both the Catapult Shareholders and the EVRM Shareholders.

     Section 9.11 Closing Certificate. Catapult shall have received a certificate of the President of EVRM, whose signature, as such President, shall be attested by the Secretary of the EVRM, dated the Closing Date, in form reasonably satisfactory to Catapult certifying that, to the best of his knowledge, each of the conditions precedent specified in Sections 8.1 and 8.2 of this Agreement has been fulfilled and satisfied.

     ARTICLE 10. TERMINATION.

     Section 10.1 Termination.

     This Agreement may be terminated and the exchange of stock contemplated hereby may be abandoned at any time prior to the completion of the Closing, whether before or after approval by the shareholders of EVRM:

     (a) by mutual consent in writing of EVRM and Catapult; or

     (b) by either EVRM or Catapult if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the exchange of stock and such order, judgment or decree shall have become final and nonappealable; provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the completion of the Closing to occur on or before such date; or

     (c) by EVRM if there has been (i) a material breach of any covenant or agreement or of a representation or warranty herein on the part of Catapult which has not been cured, or adequate assurance (acceptable to EVRM in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach; or

     (d) by Catapult if (i) there has been a material breach of any covenant or agreement or of a representation or warranty herein on the part of EVRM which has not been cured, or adequate assurance (acceptable to Catapult in its sole discretion) of cure given, in either case, within 15 business days following receipt of notice of such breach or (ii) at Closing EVRM shall not be listed on the Over-the-Counter Bulletin Board (OTC:BB) exchange, provided Catapult has made its best efforts to assist EVRM in obtaining such listing; or

     (e) by either EVRM or Catapult (and the Catapult Shareholders) if either of such party's due diligence investigation has disclosed the existence of (i) any matter relating to the other party or its business that is materially and adversely (to the investigating party) at variance with those matters theretofore disclosed to the investigating party, or (ii) any matter which, in the investigating party's reasonable judgement, (A) indicates a material adverse change in the condition, assets or prospects of the other party, or (B) would make it inadvisable to consummate the exchange of stock and other transactions contemplated by this Agreement.

     Section 10.2 Effect of Termination. In the event of termination of this Agreement by either EVRM or Catapult as provided in Section 10, all obligations of the parties hereunder shall terminate unless otherwise specifically stated herein and except that the confidentiality provisions of Section 7 hereof shall survive the termination hereof. Nothing in this Section 10 hereof shall relieve any party from liability for any breach of this Agreement.

     ARTICLE 11. Indemnification.

     Section 11.1. Indemnification by the Company. EVRM shall defend, indemnify and hold harmless: Catapult and the Catapult Shareholders and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from or in connection with any misrepresentation or omission or breach by EVRM of any representation or warranty contained in this Agreement.

     Section 11.2. Indemnification by Catapult Shareholders. The Catapult Shareholders shall defend, indemnify and hold harmless EVRM and its respective representatives, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with any misrepresentation or omission or breach by Catapult or the Catapult Shareholders of any representation or warranty contained in this Agreement.

     ARTICLE 12. MISCELLANEOUS

     Section 12.1 Survival of Representations, Warranties and Agreements. All of the covenants, promises, agreements, representations and warranties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement.

     Section 12.2 Further Documents. At any reasonable time upon prior reasonable notice by a party to another party (whether at or after the Closing), the other party shall execute and deliver such further instruments and documents and take such other actions as the other party may reasonably request to vest more effectively in the other party full right, title and interest in and to the shares being conveyed hereunder and to secure for that party the full benefits intended to be secured by this Agreement.

     Section 12.3 Notices. All notices, requests, demands, consents and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (i) by personal delivery against a receipted copy, or (ii) by certified or registered U. S. mail, postage prepaid, or (iii) by overnight courier service to the following addresses or to such other address of which written notice in accordance with this Section 12 shall have been provided by such party to the others. Notices may only be given in the manner hereinabove described in this
Section 12 and shall be deemed received when given in such manner.

     If to EVRM:

                                            Envirometrics, Inc.
                                            9229 University Blvd.
                                            Charleston, SC  29406
                                            Attention:  Mr. Walter H. Elliott

     If to the Catapult Shareholders:

                                            c/o The Catapult Group, Inc.
                                            4940 Peachtree Industrial Boulevard
                                            Suite 350
                                            Norcross, GA  30071

         If to Catapult:

                                            The Catapult Group, Inc.
                                            4940 Peachtree Industrial Boulevard
                                            Suite 350
                                            Norcross, GA  30071

     Section 12.4 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

     Section 12.5 Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

     Section 12.6 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each other Person who is indemnified under any provision of this Agreement, and their respective heirs, personal and legal representatives, guardians and successors. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights, remedies, obligations or liabilities except as may be otherwise set forth herein.

     Section 12.7 Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

     Section 12.8 Amendment; Waiver. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance by the other party with any representation, warranty, covenant or agreement herein contained. The effective written waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

     Section 12.9 Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     Section 12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be the same Agreement.

     Section 12.12 Applicable Law. This Agreement is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Georgia.

     Section 12.12 Remedies. The parties hereto acknowledge that the Shares being exchanged hereunder are unique, that any claim for monetary damages may not constitute an adequate remedy, and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity or at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

     Section 12.13. Procedure. Within seven (7) days of the execution hereof, EVRM and Catapult each shall provide to the other all of the Schedules required of it hereunder, and their respective attorneys shall agree on exemplars of the requisite Exhibits B and C described herein. EVRM and Catapult each shall have an additional five (5) business days to notify the other of its decision to invoke Section 10.1(e)(ii)(B) hereof and terminate this Agreement because it deems it inadvisable to consummate the transactions contemplated hereby. Failing such notice by either EVRM or Catapult within such time, all parties shall be deemed, conclusively, to have waived the provisions of Section 10.1(e)(ii)(B) hereof, which provisions shall thereupon become null and void.


Attest:                           Envirometrics., Inc.



                                  By: __________________________________
__________________________        Walter H. Elliott III, Chief Executive Officer
[CORPORATE SEAL]


Attest:                           The Catapult Group, Inc.



                                  By: __________________________________
__________________________        Bryan M. Johns, Chief Executive Officer
[CORPORATE SEAL]


                                  The Catapult Shareholders:
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